UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CarMax, Inc.

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CarMax, Inc.

Notice of 2009 Annual Meeting of

Shareholders and Proxy Statement

Dear Fellow CarMax Shareholders:

I cordially invite you to attend the 2009 annual meeting of CarMax, Inc. shareholders. The annual meeting this year will be held on Tuesday, June 23, 2009, at 9:00 a.m. EDT at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, in Glen Allen, Virginia.

Under Securities and Exchange Commission rules, CarMax has elected to deliver our proxy materials to our shareholders over the Internet. The new delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of printing and delivery. On or about May 7, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2009 proxy statement and fiscal 2009 annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We will provide live audio coverage of the annual meeting from the CarMax investor relations website at investor.carmax.com. In addition, a replay of the annual meeting will be available at this website after the meeting. We hope that this will allow those of you who are unable to attend the meeting in person to hear CarMax management discuss this year’s results.

Whether or not you will be attending the annual meeting, your vote is very important. Please vote. There are four ways that you can cast your ballot—by telephone, by Internet, by mail (if you request a paper copy) or in person at the annual meeting.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in CarMax. I look forward to seeing you at the annual meeting.

Sincerely,

William R. Tiefel

Chairman of the Board of Directors

May 7, 2009

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date and Time:	Tuesday, June 23, 2009, at 9:00 a.m., Eastern Daylight Time

Place:	Richmond Marriott West Hotel 4240 Dominion Boulevard Glen Allen, Virginia 23060

Items of Business:	(1) To elect the following four persons to the board of directors: Jeffrey E. Garten, Vivian M. Stephenson, Beth A. Stewart and William R. Tiefel.

(2) To ratify the selection of KPMG LLP as our independent registered public accounting firm.

(3) To approve the amendment of the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan.

(4) To approve the amendment of the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan.

(5) To transact any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

Who May Vote:	You may vote if you were a shareholder of CarMax common stock at the close of business on April 17, 2009.

By order of the board of directors,

Eric M. Margolin

Senior Vice President,

General Counsel and Corporate Secretary

May 7, 2009

CARMAX, INC. 2009 PROXY STATEMENT TABLE OF CONTENTS

CARMAX, INC. 2009 PROXY STATEMENT TABLE OF

CONTENTS CONTINUED

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT

In this proxy statement, “CarMax,” the “company,” “we,” “our” and “us” refer to CarMax, Inc. and its wholly owned subsidiaries, unless the context requires otherwise.

1. Why am I receiving these materials?

The company is making this proxy statement, the fiscal 2009 annual report to shareholders and a form of proxy (the “proxy materials”) available to you in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders of the company to be held on Tuesday, June 23, 2009 at 9:00 a.m. Eastern Daylight Time, and at any postponement(s) or adjournment(s) thereof. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060.

2. Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. Accordingly, on or about May 7, 2009, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the company’s shareholders to provide website and other information for the purpose of accessing our proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed or electronic set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the annual meeting.

3. How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet.

•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you and will reduce the impact of the company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

4. What items will be voted on at the annual meeting?

You will be voting on each of the following items of business:

•	The election of the following four persons to the board of directors: Jeffrey E. Garten, Vivian M. Stephenson, Beth A. Stewart and William R. Tiefel (“Proposal One”).

•	The ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm (“Proposal Two”).

•

The approval of the amendments of the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan (the “Stock Incentive Plan”) to increase the number of shares of the company’s common stock reserved for issuance under the Stock Incentive Plan, to include the company’s non-employee directors as participants in the Stock Incentive Plan, to add the company’s common stock as a form of incentive award available under the Stock Incentive Plan and to extend the term of the Stock Incentive Plan (“Proposal Three”).

•

The approval of the amendment of the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the company’s common stock reserved for issuance under the ESPP (“Proposal Four”).

Our board of directors recommends that you vote FOR each of these proposals. You may also be asked to vote on any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

5. Who is entitled to vote?

All shareholders who owned CarMax common stock at the close of business on April 17, 2009, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote. There were 220,449,886 shares of CarMax common stock outstanding on that date.

6. How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares of common stock as of April 17, 2009, must be present in person or by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists.

7. What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are the shareholder of record with respect to those shares, and the Notice was sent directly to you by the company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-

dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

8. How do I vote my shares?

If you are a shareholder of record or a participant in the ESPP, you may vote in any of the following ways:

•

By Internet. You may vote online by accessing www.carmaxproxy.com and following the on-screen instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

•

By Telephone. If you are located in the U.S., you may vote by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions. If you are located outside the U.S., call 1-718-921-8500. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

•	By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

•	In Person. You may vote in person at the annual meeting. The company will give you a ballot when you arrive.

If you are a beneficial owner of shares held in street name, you may vote in any of the following ways:

•	By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your vote instruction form, as applicable. You may

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT CONTINUED

vote online 24 hours a day. If you vote online, you do not need to return a vote instruction form.

•

By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your vote instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a vote instruction form.

•	By Mail. If you requested printed copies of the proxy materials, you will receive a vote instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

•

In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain this legal proxy.

For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Monday, June 22, 2009. For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Thursday, June 18, 2009.

9. What happens if I do not return a proxy or give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Do not vote via the Internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote them in person.

•

Sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name or a participant in the ESPP and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

10. What proposals are considered “routine” or “non-routine”?

Proposals One and Two are matters the company believes will be considered routine. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals One and Two.

Proposals Three and Four are matters the company believes will be considered non-routine. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals Three and Four.

11. What if I change my mind after I vote?

You may revoke your proxy at any time by submitting a subsequent vote using the same methods described in Question 8.

12. How many votes are needed to approve each of the four proposals?

Proposal One: The four nominees receiving the highest number of FOR votes will be elected directors. Votes that are withheld and shares that are not voted in the election of directors will have no effect on the election of directors.

Proposal Two: The ratification of the selection of KPMG as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast. Abstentions and shares held in street name that are not voted on the proposal will not be counted in determining the number of votes cast for this proposal.

Proposals Three and Four: In order to be adopted, the amendments to the Stock Incentive Plan and to the ESPP must be approved by the affirmative vote of a majority of the votes cast. Under applicable New York Stock Exchange (“NYSE”) listing standards, the total votes cast on each proposal must also represent more than 50% of all shares of common stock entitled to vote on the proposal. Shareholders may direct that their votes be cast for or against each proposal, or shareholders may abstain from voting on each proposal. Abstentions will have the same effect as votes cast against each proposal under applicable NYSE listing standards. Shares held in street name that are not voted on this proposal are not considered votes cast.

13. Who can attend the annual meeting?

The annual meeting is open to all holders of CarMax common stock as of April 17, 2009. Shareholders who plan to attend the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. If you are a beneficial shareholder, you must bring a copy of a brokerage statement indicating ownership of CarMax shares as of April 17, 2009. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation from your bank or broker. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

14. Who pays the cost of proxy solicitation?

We pay the cost of soliciting proxies. We will solicit proxies from our shareholders, and some of our employees or agents may contact shareholders after the initial mail solicitation by telephone, by email or in person. We have retained Morrow & Co., Inc. of New York, New York to distribute and solicit proxies for a fee of $9,000 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.

15. Who will count the votes?

Representatives from AST, our transfer agent, will tabulate the votes and act as inspectors of election at the annual meeting.

16. Could other matters be decided at the annual meeting?

Management and our board of directors are not aware of any matters that may come before the annual meeting other than matters disclosed in this proxy statement. However, if other matters do properly come before the annual meeting, the named proxies will vote in accordance with their best judgment.

17. How do I make a shareholder proposal for the 2010 annual meeting?

Pursuant to applicable SEC rules, for a shareholder proposal to be considered for possible inclusion in the 2010 proxy statement, the corporate secretary of CarMax must receive the proposal in writing no later than January 7, 2010. CarMax plans to hold its 2010 annual meeting on or about June 29, 2010.

Pursuant to our Bylaws, if you wish to bring any matter, other than nominations of director candidates (the process for shareholder nomination of directors is described on pages 14 and 15), before the 2010 annual meeting, you must notify our corporate secretary in writing at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, no earlier than February 1, 2010, and prior to March 1, 2010. Regarding each matter, your notice must meet the conditions set forth in Section 1.3 of our Bylaws, which were revised in fiscal 2009 to clarify and enhance the advance notice requirements. A copy of our Bylaws is available under the “Corporate Governance” link at investor.carmax.com and also will be provided without charge to any shareholder upon written request to our corporate secretary. If we do not receive proper notice prior to March 1, 2010, the chairman of the annual meeting may exclude the matter and it will not be acted upon at the 2010 annual meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, if permitted by SEC rules.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors is divided into three classes with staggered three-year terms. The following individuals have been nominated for election to our board at the 2009 annual meeting:

•	Nominated for three-year terms expiring at the 2012 annual meeting:

•	Jeffrey E. Garten
•	Vivian M. Stephenson
•	Beth A. Stewart
•	William R. Tiefel

Your proxy will be voted to elect each of the nominees unless you tell us otherwise or the vote is otherwise prohibited. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the board nominates one. Each nominee has consented to being named in this proxy statement and to serve if elected.

The board of directors recommends a vote FOR each of the nominees listed below. Information about the nominees and the other directors of the company whose terms of office do not expire this year follows.

Nominees for Election at the 2009 Annual Meeting for Terms Expiring at the 2012 Annual Meeting

JEFFREY E. GARTEN, 62. Director since 2002.

Juan Trippe Professor in the Practice of International Trade, Finance and Business at the Yale School of Management since July 2005 and Chairman of Garten Rothkopf, an international consulting firm, since October 2005. He was the Dean of the Yale School of Management from 1995 to 2005. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a director of Aetna Corporation, Credit Suisse Asset Management, the Conference Board and a member of the board of overseers of the International Rescue Committee.

VIVIAN M. STEPHENSON, 72. Director since 2006.

Retired Chief Operating Officer of Williams-Sonoma, Inc., a specialty retailer of products for the home, since 2006. She was named the chief operating officer of Williams-Sonoma in 2003. From 2000 to 2003, she served as a consultant to Apple Computer and Williams-Sonoma. She was the chief information officer for Target Corporation from 1995 to 2000. She is the chair of the Mills College board of trustees and is the chair of the AAA of Northern California, Nevada and Utah board of directors. She serves on the board of the San Francisco Opera Association and on the board of AAA Club Associates.

BETH A. STEWART, 52. Director since 2002.

Chairman since 1999 and Chief Executive Officer since 2001 of Storetrax.com, an Internet retail real estate listing service company. Since 1998, she has served as co-managing member of Trewstar, LLC, a private investment company. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. She is a director of General Growth Properties, Inc. and Avatar Holdings, Inc.

WILLIAM R. TIEFEL, 75. Director since 2002.

Chairman of the Board of CarMax since 2007. Retired Vice Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, L.L.C. since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1992 and vice chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. He is a director of Lydian Private Bank.

Directors Whose Terms Expire at the 2010 Annual Meeting

RONALD E. BLAYLOCK, 49. Director since 2007.

Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund, focused on industrial business-to-business companies. Prior to founding GenNx360 in 2006, Mr. Blaylock was chief executive officer of Blaylock & Company, a full-service investment banking firm that he founded in 1993. Previously, Mr. Blaylock held senior management positions with PaineWebber and Citigroup. He is a director of Radio One, Inc. and W. R. Berkley Corporation.

KEITH D. BROWNING, 56. Director since 1997.

Executive Vice President and Chief Financial Officer of CarMax. He joined CarMax in 1996 after spending 14 years at Circuit City Stores, Inc. While at Circuit City, he served as controller for the West Coast Division from 1984 to 1987, assistant controller from 1987 to 1990, corporate controller from 1990 to 1996 and vice president from 1992 to 1996.

JAMES F. CLINGMAN, JR., 72. Director since 2003.

Retired President and Chief Operating Officer of the H.E. Butt Grocery Company, an independently owned food retailer. He joined H.E. Butt Grocery Company in 1975, was named chief operating officer in 1984 and president in 1995 and retired in 2003. Mr. Clingman is a director of Ecce Panis, NuStar GP Holdings, LLC and Desert Glory, Ltd.

MAJOR GENERAL HUGH G. ROBINSON, (U.S.A., Ret.), 76. Director since 2002.

Chief Executive Officer of Global Building Systems, Inc., a firm that develops and constructs low- and moderate-income residential housing. From 2003 to 2005, he was the chairman and chief executive officer of Granville Construction & Development Co., Inc., a housing development and construction firm. From 1989 to 2003, he was chairman and chief executive officer of the Tetra Group, a construction management and building services firm. He also is a former chairman and board member of the Federal Reserve Bank of Dallas. He is a retired Major General from the United States Army. He is a director of Newmarket Technology, Inc.

THOMAS G. STEMBERG, 60. Director since 2003.

Managing General Partner of the Highland Consumer Fund at Highland Capital Partners, a venture capital firm. From 2005 to 2007, he acted as the Venture Partner of Highland Capital Partners. Mr. Stemberg is the founder and Chairman Emeritus of the Board of Staples, Inc., an office supply superstore retailer. He pioneered the office superstore industry and was chief executive officer of Staples from 1986 to 2002. From 2002 to 2004, Mr. Stemberg served as an executive officer at Staples with the title of Chairman. Mr. Stemberg is a director of PetSmart, Inc., lululemon athletica inc. and Guitar Center, Inc.

PROPOSAL ONE — ELECTION OF DIRECTORS CONTINUED

Directors Whose Terms Expire at the 2011 Annual Meeting

THOMAS J. FOLLIARD, 44. Director since 2006.

President and Chief Executive Officer of CarMax since 2006. He joined CarMax in 1993 as senior buyer and became director of purchasing in 1994. Mr. Folliard was promoted to vice president of merchandising in 1996, senior vice president of store operations in 2000, executive vice president of store operations in 2001 and president and chief executive officer in 2006.

SHIRA D. GOODMAN, 48. Director since 2007.

Executive Vice President, Human Resources of Staples, Inc., an office supply superstore retailer, since 2009. She joined Staples in 1992 and has held a variety of positions of increasing responsibility in general management and marketing, including serving as executive vice president, marketing from 2001 to 2009. From 1986 to 1992, Ms. Goodman worked at Bain & Company in project design, client relationships and case team management.

W. ROBERT GRAFTON, 68. Director since 2003.

Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton is currently lead director of DiamondRock Hospitality Company.

EDGAR H. GRUBB, 69. Director since 2007.

Retired Executive Vice President and Chief Financial Officer of Transamerica Corporation, a leading insurance and financial services company. He joined Transamerica in 1989, became executive vice president in 1993 and retired in 1999. From 1986 to 1989, he was the senior vice president and chief financial officer of Lucky Stores, Inc. Mr. Grubb is a director of the AAA of Northern California, Nevada and Utah (the “NCNU”), the NCNU Insurance Bureau, and AAA Club Affiliates, which is a partnership of NCNU, and the Arizona, Oklahoma/South Dakota, Hoosier (Indiana) Mountain West and Northwest Ohio AAA clubs.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act, our Articles of Incorporation and our Bylaws. The committees of the board of directors are the Audit Committee, the Compensation and Personnel Committee, the Nominating and Governance Committee and the Executive Committee.

Corporate Governance Policies and Practices

The board of directors is actively involved in shaping our corporate governance. As a result, the board regularly monitors and reviews the reforms initiated by the Sarbanes-Oxley Act of 2002 and the related rules and regulations proposed and adopted by the SEC and the NYSE. In response to the various laws, rules and regulations applicable to the company, and its own views on corporate governance, the board has adopted corporate governance guidelines and a code of business conduct applicable to all company personnel, including members of the board.

The corporate governance guidelines set forth the practices of the board with respect to its responsibilities, qualifications, performance, access to management and independent advisors, compensation (including director stock ownership guidelines), orientation and continuing education, and management evaluation and succession. During fiscal 2009, the board of directors conducted a review of our corporate governance guidelines and added provisions addressing, among other items, service on other public company boards of directors, director retirement and director rotation among board committees.

Our code of business conduct contains provisions relating to honest and ethical behavior, including the handling of conflicts of interest between personal and professional relationships, corporate opportunities, the handling of confidential information, fair dealing, protection and proper use of company assets, compliance with laws and other matters. During fiscal 2009, the board of directors conducted a review of our code of business conduct and added provisions addressing, among other items, blogging, personal websites, social networking websites and message boards. Any amendment to or waiver from a provision of this code for our directors or executive officers will be promptly disclosed on the

“Corporate Governance” link of our investor information home page at investor.carmax.com.

The corporate governance guidelines, code of business conduct and the charters of the Audit Committee, the Compensation and Personnel Committee and the Nominating and Governance Committee are also available on the “Corporate Governance” link of our investor information home page at investor.carmax.com. A printed copy of these documents is available to any shareholder without charge upon written request to our corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Director Independence

As part of our corporate governance guidelines, the board has adopted categorical standards to assist the board in evaluating the independence of each director and determining whether relationships between directors and the company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) are material. For purposes of these standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home. The categorical standards are listed below:

1.	A director who is an employee or whose immediate family member is an executive officer of the company is not independent until three years after the end of the employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from the company, other than the normal compensation and benefits for service as a director (provided this compensation is not contingent in any way on continued service), is not independent until three years after ceasing to receive more than $100,000 in compensation. Compensation received by an immediate family member for service as a non-executive employee of the company is not considered in determining independence under this test.

CORPORATE GOVERNANCE CONTINUED

3.	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, present or former internal or external auditors of the company is not independent until three years after the end of either the affiliation or the auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not independent until three years after the end of the service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, CarMax for property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues, is not independent until three years after falling below this threshold.

6.	A director who serves as an executive officer of a charitable organization that receives contributions from CarMax in any single fiscal year in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues is not independent until three years after falling below this threshold.

Our board of directors, after consultation with and upon the recommendation of the Nominating and Governance Committee, affirmatively determined, in its business judgment, that Messrs. Blaylock, Clingman, Garten, Grafton, Grubb, Robinson, Stemberg and Tiefel and Ms. Goodman, Ms. Stephenson and Ms. Stewart are each independent directors under our independence guidelines and the NYSE independence standards because each director: (1) has no material relationship with the company and (2) satisfies the independence criteria set forth in our independence guidelines and the NYSE listed company manual. In addition, based on our guidelines and the NYSE standards, the Board determined that Messrs. Folliard and Browning are not independent because they are both executive officers of CarMax.

Executive Sessions

Our corporate governance guidelines provide that executive sessions, where solely the non-executive directors meet, are to be held at each regularly scheduled board meeting and that non-executive directors may designate, on an annual basis, a director to preside at these sessions. Our non-executive directors met at each of our regularly scheduled board meetings in fiscal 2009. In June 2008, the board re-elected Mr. Tiefel as its independent chairman of the board and designated him to serve as the presiding director for executive sessions.

Board and Committee Meeting Attendance; Committee Membership

Pursuant to our Corporate Governance Guidelines, directors are expected to attend meetings of the board, one of which is held in conjunction with our annual meeting of shareholders, and of the board committees of which they are members. Our board of directors met nine times in fiscal 2009. Each director attended 75% or more of the total number of meetings of the board and of the standing committees on which he or she served. All of the directors who were serving on our board at the time attended the 2008 annual meeting of shareholders, with Mr. Clingman attending via webcast.

The table below provides, for fiscal 2009, membership information and the number of meetings held by the board of directors and each of the board’s committees. The numbers in each column indicate the number of meetings each director attended within each category.

Director	Board	Audit	Compensation and Personnel	Nominating and Governance	Executive
Ronald E. Blaylock	8	11	–	–	–
Keith D. Browning	9	–	–	–	2
James F. Clingman, Jr.	7	12	–	–	–
Thomas J. Folliard	9	–	–	–	2
Jeffrey E. Garten	8	–	–	5	–
Shira D. Goodman	9	–	–	5	–
W. Robert Grafton	9	12*	–	–	–
Edgar H. Grubb	9	5(a)	3(a)	–	–
Hugh G. Robinson	9	–	5	–	–
Thomas G. Stemberg	8	–	5*	–	–
Vivian M. Stephenson	9	–	–	5*	–
Beth A. Stewart	9	12	–	–	–
William R. Tiefel	9*	–	–	–	–
Number of Meetings	9	12	5	5	2

*  Chairman

(a)  Mr. Grubb served as a member of the Audit Committee through the date of the company’s June 2008 annual meeting of shareholders. He attended the five Audit Committee meetings held during that time period. Following the June 2008 annual meeting of shareholders, Mr. Grubb began his service as a member of the Compensation and Personnel Committee. He attended the three Compensation and Personnel Committee meetings held since that time.

Committees of the Board

Audit Committee

The Audit Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Audit Committee assists in the board’s oversight of (1) the integrity of our consolidated financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of our internal audit function and the independent auditors. The Audit Committee retains, and approves all fees paid to, the independent auditors. The Audit Committee also pre-approves all non-audit engagements of the independent auditors. Each member of the Audit Committee is independent and financially literate, with Messrs. Blaylock and Grafton considered audit committee financial experts, in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines. The committee’s report to shareholders can be found on page 47.

Compensation and Personnel Committee

The Compensation and Personnel Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Compensation and Personnel Committee duties include: (1) the review and approval of salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers, (2) the administration of our short- and long-term incentive compensation plans and all equity-based plans, (3) the review and approval of the terms of any severance, change-in-control or employment agreements with our executive officers and (4) the ongoing analyses of our executive and director compensation programs. Each member of the Compensation and Personnel Committee is independent in accordance with the applicable rules of the NYSE and our corporate governance guidelines. The committee’s report to shareholders can be found on page 26.

CORPORATE GOVERNANCE CONTINUED

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Nominating and Governance Committee (1) identifies individuals qualified to become members of the board, (2) recommends to the board nominees for director to be presented at the annual meetings of shareholders and nominees to fill vacancies on the board, (3) leads the board in the oversight of management succession planning, including succession planning for the CEO, (4) develops and recommends to the board our corporate governance guidelines and (5) considers director nominees submitted by shareholders in accordance with the procedures outlined on pages 14 and 15. Each member of the Nominating and Governance Committee is independent in accordance with the applicable rules of the NYSE and our corporate governance guidelines.

Executive Committee

The Executive Committee, subject to any limitation under applicable law, our Bylaws or resolutions of the board, has the authority to exercise certain powers of the full board of directors. This committee may meet between regular board meetings if certain actions are required.

Nominating and Governance Committee Process for Identifying Director Nominees

Candidates for election to our board of directors are considered in response to filling a vacancy on the board or if the board determines that it would be beneficial to add an individual with specific skills or expertise. In identifying potential candidates for nomination to the board, the committee may consider input from several sources, including members of the Nominating and Governance Committee, other board members, the CEO, outside search firms and shareholder recommendations. Nominee candidates are evaluated in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee will conduct an initial evaluation of each candidate. If suitable, the candidate will be interviewed by the committee and may also meet with the board and company management. If the committee determines a nominee would be a valuable addition to the board, it will make a recommendation to the full board.

Nominating and Governance Committee Criteria for Selection of Directors

The board and the Nominating and Governance Committee believe that the board should be comprised of directors with varied, complementary backgrounds and that directors should have, at a minimum, business or other relevant expertise that may be useful to the company. The board and Nominating and Governance Committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to company business.

When considering nominees for director, the Nominating and Governance Committee takes into account a number of factors, including:

•	Size of the existing board.

•	Character, judgment, skill, education, relevant business experience, integrity, reputation and other personal attributes or special talents.

•	Independence from management, extent of existing commitments to other businesses and potential conflicts of interest with other pursuits.

•

Financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC.

•	Whether the potential nominee is subject to a disqualifying factor as described in our corporate governance guidelines.

Process for Shareholder Nomination of Directors

The Nominating and Governance Committee will consider nominees for director suggested by shareholders using the previously described factors and considering the additional information referred to below. Under our Bylaws, a shareholder wishing to nominate a director at a shareholders’ meeting must deliver written notice to our corporate secretary stating his intention to make a nomination. The notice must be received no later than (a) 120 days in advance of an annual meeting of shareholders or (b) the close of business on the seventh day following the date on which notice of a special meeting for the election of directors is first given to shareholders.

A shareholder’s notice of a proposed director nominee should be sent to our corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and must meet the requirements described in Section 2.3 of our Bylaws, which were revised in fiscal 2009 to clarify and enhance the advance notice requirements applicable to director nominations. A copy of our Bylaws is available under the “Corporate Governance” link at investor.carmax.com and also will be provided without charge to any shareholder upon written request to our corporate secretary.

Process for Shareholder or Interested Party Communication with Directors

Any shareholder or other interested party wishing to contact the board of directors or any individual director may write to William R. Tiefel, chairman of the board, with a courtesy copy to Eric M. Margolin, corporate secretary, at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238. Shareholders and other interested parties may also contact Messrs. Tiefel and Margolin via email at chairman@carmax.com.

At the direction of the board of directors, each communication will be screened by Messrs. Tiefel and Margolin and then forwarded to the appropriate board member. If the communication is unrelated to a shareholder issue, it will be forwarded to the appropriate department within the company for further handling.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The deterioration of the U.S. economy throughout fiscal 2009, as well as the unprecedented disruption in global credit markets, presented significant challenges to our business. As a result, our fiscal 2009 earnings performance did not meet our expectations. Consequently, for the second consecutive fiscal year, we did not pay an annual incentive award to any of our named executive officers. Base salary adjustments for our named executive officers, which were made in April 2008, increased between 3.5% and 6.9%; salaries for all company employees, including our named executive officers, are currently frozen. Fiscal 2009 option awards for our named executive officers, also made in April 2008, had values that were roughly equivalent to fiscal 2008 levels.

Who oversees CarMax’s executive compensation plans, policies and programs?

At the direction of the board of directors, the Compensation and Personnel Committee oversees all of our executive and director compensation plans, policies and programs. The following three independent directors serve on the committee: Messrs. Stemberg (its chairman), Grubb and Robinson.

What is the role of the Compensation and Personnel Committee with respect to executive compensation?

As part of its oversight function, the committee reviews and determines all named executive officer compensation, whether short- or long-term, or cash- or equity-based. The committee’s role is detailed in its charter, which is available at investor.carmax.com. The committee’s duties include the following:

•

Annually review and approve goals and objectives relevant to the compensation of our CEO, evaluate his performance in light of those goals and objectives and set his appropriate compensation level based on that evaluation.

•	Annually review the job objectives and job performance of our executive officers.

•	Review and approve salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers.

•	Review and approve the terms of any severance, change-in-control or employment agreements with our officers or other key employees.

•	Review and make recommendations to the board with respect to incentive compensation plans and equity-based compensation plans.

•	Periodically review competitive market analyses of our executive compensation program, design alternatives and significant new trends and issues.

•	Administer all short- and long-term incentive compensation plans and all equity-based plans.

•	Review the impact of tax, accounting and regulatory requirements on executive compensation.

•	Review and discuss our Compensation Discussion and Analysis with management and provide the required committee report for our proxy statement.

What are the objectives of the company’s executive compensation program?

The committee oversees an executive compensation program that is designed to reflect CarMax’s pay-for-performance philosophy and that supports and reinforces the company’s key operating and strategic objectives. The committee has established the following objectives for our executive compensation program to:

•	Align the interests of executive officers with the financial interests of our shareholders.

•	Encourage the achievement of our key strategic, operational and financial goals.

•	Link incentive compensation to company and stock price performance, which the committee believes promotes a unified vision for senior management and creates common motivation among our executives.

•	Attract, retain and motivate executives with the qualifications necessary to drive our long-term financial success.

•	Give the committee the flexibility to respond to the continually changing environment in which we operate.

What are the key elements of the company’s executive compensation program?

The key elements of direct compensation for our named executive officers are base salary, cash awards under an annual incentive plan and long-term incentive awards, currently consisting solely of stock options. Together, these elements comprise total direct compensation.

Base Salary	+	Cash Awards under an Annual Incentive Plan	+	Long-Term Incentive Awards	=	Total Direct Compensation

Named executive officers also are eligible for other elements of compensation, including certain health and welfare programs, perquisites and retirement benefits. The committee considers all elements when evaluating our executive compensation program.

How does each key element of compensation fit into the company’s overall compensation objectives?

Each of the three key elements of total direct compensation promotes one or more compensation objectives set forth above. Competitive base salaries help us to attract, retain and motivate executives. Our annual cash incentive awards, which are tied to earnings per share, help to align the interests of our executive officers with the financial interests of our shareholders and encourage the achievement of the company’s financial goals. Stock option awards directly tie an executive’s long-term compensation to the company’s stock price, as well as encourage the achievement of our strategic, operational and financial goals.

How do decisions regarding an individual key element of compensation affect decisions regarding the other key elements?

The committee considers each key element of compensation when designing and evaluating our executive compensation program. This consideration ensures that the program will meet its specified objectives. The committee recognizes the impact that an adjustment to one key element of compensation may have on other elements. For example, an increase in a named executive officer’s base salary will result in a larger target incentive amount. However, decisions regarding any one key element of compensation are not determinative of decisions that will be made regarding the other key elements. Further, committee decisions regarding long-term incentive awards and committee decisions regarding base salaries and annual cash incentive awards are generally made at separate committee meetings. Notwithstanding the independence of these decisions, each committee decision regarding the key elements of compensation are made in furtherance of the objectives of the program.

The committee did not consider the realized value of equity compensation when designing and evaluating our executive compensation program. This excluded compensation was not a factor in the committee’s analyses and decisions regarding total direct compensation and was not used when analyzing the company’s position within the peer group percentiles. The committee generally considers the value of equity compensation as an element of the company’s executive compensation program at the time of grant of an equity award, not at the time of exercise.

Does the committee delegate any of its authority?

The committee has not delegated any authority with respect to the compensation of the company’s executive officers and non-employee directors. However, the committee has delegated limited authority to the company’s CEO and CFO to grant equity awards to the company’s non-executive officer employees. The committee delegated this authority in order to permit the CEO and CFO to award limited equity grants without the specific action of the committee. The committee believes that this delegation of authority allows the company to meet its ongoing business needs in a practical manner.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

Pursuant to this delegation, the CEO and CFO have the discretion to make total awards of no more than 75,000 units or shares of the company’s common stock between regularly scheduled committee meetings. Any such awards are subject to the company’s Employee Equity Grant Policy (the “Grant Policy”), which may be found at investor.carmax.com under the “Corporate Governance” link.

What is management’s role in the executive compensation process?

Although management does not have any decision-making authority regarding executive compensation, it assists the committee by recommending appropriate base salary levels, performance objectives and targets, and equity award amounts. Management also assists the committee with the preparation of the committee’s meeting agendas and prepares materials for those meetings as directed by the committee.

Does the committee use outside advisors?

The committee has retained the services of Hay Group, an independent compensation consultant, in order to obtain access to independent compensation data, analysis and advice. Hay Group was initially engaged by the committee in November 2005 and, from time to time, has presented comprehensive executive compensation reviews to the committee. These presentations generally included a comparison of our executive compensation program with programs used by a peer group of companies as well as a discussion of broader market compensation trends, including market practices with respect to base salaries, annual bonuses and long-term incentive compensation. Hay Group provides no other services to the company.

In December 2008, the committee retained the services of Frederic W. Cook & Co., Inc. (“Cook & Co.”), an independent compensation consultant, to assist the committee in the review and evaluation of the company’s equity compensation practices. This review and evaluation did not have an effect on fiscal 2009 compensation, but will likely affect fiscal 2010 compensation, which we plan to discuss in our 2010 proxy statement. Cook & Co. provides no other services to the company.

Notwithstanding the committee’s use of outside advisors and management’s participation in the executive compensation process, all executive compensation determinations are made by the committee, using its independent judgment and analysis.

Does the committee compare the company’s compensation practices to those of other companies?

Yes, in January 2008, Hay Group, at the direction of the committee, performed a comprehensive analysis of the total direct compensation for our executive officers. The study compared the value of each officer’s total direct compensation to the corresponding compensation awarded to senior personnel within a peer group of companies, as well as to the compensation awarded to executives from a broader group of retail companies, which we refer to as the Hay Group retail group. The peer group consisted of 20 publicly traded companies, which, because we compete within a unique auto retailing market segment and have few similar competitors, includes a mix of “big-box” retailers and certain publicly traded auto retail groups. The peer companies fall within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, total shareholder return, return on assets and return on equity. This competitive market data provides a frame of reference for the committee when evaluating executive compensation. The composition of this group of companies may vary from year to year as changes occur at the companies within the group or the committee determines that a change is necessary.

Which companies comprised the peer group for fiscal 2009?

The following companies comprised the peer group:

Advance Auto Parts, Inc.	Circuit City Stores, Inc.	Office Depot, Inc.
Asbury Automotive Group, Inc.	Dick’s Sporting Goods, Inc.	OfficeMax, Inc.
AutoNation, Inc.	Family Dollar Stores, Inc.	Penske Automotive Group, Inc.
AutoZone, Inc.	Genuine Parts Company	PetSmart, Inc.
Barnes & Noble, Inc.	Group 1 Automotive, Inc.	Staples, Inc.
Bed, Bath & Beyond, Inc.	Kohl’s Corporation	Whole Foods Market, Inc.
Borders Group, Inc.	Lithia Motors, Inc.

How does the committee use the peer group data?

Although we do not directly compete with each of the above-listed companies in the consumer marketplace, we often compete with them and others to attract and retain talented executives. Accordingly, the committee finds it useful to review these companies’ compensation practices in considering and determining CarMax’s own compensation policies and practices. The committee generally tries to set base salaries that are competitive within the peer group. The committee employs annual cash incentive awards and long-term incentive compensation to further reward executive officers with compensation levels above the median of the peer group when the company performs well. The committee does not use peer group data as its sole determinant in making compensation decisions; rather, this data is one of many factors that inform the committee’s compensation decisions. Other factors include individual performance, company performance, level of seniority and succession planning.

How are base salaries determined?

The committee establishes competitive base salaries to retain key officers and attract new talent that the committee believes are necessary for our long-term financial success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance and the direct competition for the officer’s services. The committee reviews officer base salaries at 12-month intervals, generally in April. When the committee reviews these base salaries, it considers the reports and advice provided by its consultant, as well as the recommendations provided by our CEO (except when setting the CEO’s base salary). In addition to these periodic reviews, the committee may at any time review the salary of an executive officer who has received a significant promotion, whose responsibilities have increased significantly or who is believed to be a retention risk. The following base salary adjustments were made in April 2008 for fiscal 2009:

Name	Prior Base Salary ($)	Adjusted Base Salary ($)	Percentage Increase (%)
Thomas J. Folliard	800,000	850,000	6.3
Keith D. Browning	595,010	615,835	3.5
Michael K. Dolan	561,954	581,622	3.5
Joseph S. Kunkel	528,898	547,409	3.5
Richard M. Smith	318,000	340,000	6.9

Why were these base salary adjustments made?

In fiscal 2009, the committee conducted a review of Mr. Folliard’s performance. The committee also reviewed the Hay Group retail group and peer group data, which indicated that Mr. Folliard’s then-current base salary was at the 25th percentile of the retail group and at the 50th percentile of the peer group. Based on Mr. Folliard’s performance review and the committee’s analysis of the peer group data, the committee increased Mr. Folliard’s base salary by 6.3%.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

In fiscal 2009, Mr. Folliard recommended that the committee increase the base salaries for each of the other named executive officers, other than Mr. Smith, by 3.5%, based upon the contributions that each officer made to the company’s performance during fiscal 2008. The committee agreed with Mr. Folliard’s recommendation. For Mr. Smith, Mr. Folliard requested a more substantial base salary increase, in recognition of his contributions to the company’s performance and his increased responsibilities at the company’s senior vice president level. The committee determined that a 6.9% base salary increase was appropriate.

Does the company provide annual cash incentive awards?

Yes, the company does have a plan, the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”), pursuant to which we may provide annual cash incentive awards to our executive officers. Payments, if any, made under this plan are directly tied to the achievement of certain pre-defined financial performance goals. We adopted the Bonus Plan as a mechanism to provide this annual incentive compensation and to preserve the deductibility of this compensation in accordance with Section 162(m) of the Internal Revenue Code and related regulations.

How does the committee determine the amount of annual cash incentive awards?

The amount of the incentive award depends on our actual performance as measured against objective performance goals established by the committee at the beginning of each fiscal year. In April 2008, the committee determined that the threshold, target and maximum performance goals for fiscal 2009 would be based on our fiscal 2009 earnings per share. The committee believes that earnings per share is an appropriate measure for the performance goal because stock price appreciation is generally based on earnings growth. Accordingly, the interests of our management and our shareholders will be aligned.

Each named executive officer’s individual incentive award target is set forth in a written agreement with the company, is directly tied to his level of authority and is expressed as a percentage of his base salary. Each named executive officer’s base salary, incentive target percentage and target incentive amount for fiscal 2009 is set forth in the table below.

Name	Base Salary ($)	Incentive Target Percentage (%)	Target Incentive Amount ($)	Fiscal 2009 Incentive Award Payment ($)
Thomas J. Folliard	850,000	100	850,000	0
Keith D. Browning	615,835	60	369,501	0
Michael K. Dolan	581,622	60	348,973	0
Joseph S. Kunkel	547,409	40	218,964	0
Richard M. Smith	340,000	40	136,000	0

If the committee determines that an executive officer is eligible for payment under the Bonus Plan because our performance goals have been met, the exact bonus amount is determined by multiplying the target incentive amount by a performance adjustment factor. The performance adjustment factors established by the committee for fiscal 2009 pursuant to the Bonus Plan were:

•	25% if the threshold performance goal was achieved.

•	100% if the target performance goal was achieved.

•	150% if the maximum performance goal was achieved.

If the threshold performance goal is not achieved, no incentive award is paid. The performance adjustment factors are prorated when our actual performance exceeds a lower performance goal but not the next higher performance goal. The Bonus Plan provides that the maximum annual amount payable is the lesser of 200% of the executive’s base salary or $2,000,000. However, the committee has limited the maximum performance adjustment factor to 150%.

Under the Bonus Plan, the committee may reduce the amount of any award paid to a named executive officer below the amount that otherwise would be payable upon application of the relevant adjustment factor and may decide not to pay an award even when performance goals have been satisfied. Under no circumstances, however, may the committee increase the amount of any award payable under the Bonus Plan above what would be payable to an executive upon application of the relevant adjustment factor.

In April 2008, the committee established the following earnings per share targets for fiscal 2009: $0.78 as the threshold performance goal; $0.86 as the target performance goal; and $0.90 as the maximum performance goal under the Bonus Plan. In April 2009, the committee certified that CarMax had achieved earnings per share for fiscal 2009 of $0.27, which was less than the threshold performance goal. Accordingly, the company did not provide annual cash incentive awards to its named executive officers for fiscal 2009. The committee noted that the weak economic environment prevented the company from achieving these performance goals notwithstanding management’s solid execution of the company’s business strategy.

During the last three fiscal years, the average performance adjustment factor has been 50% (0%, 0% and 150% for fiscal years 2009, 2008 and 2007, respectively), meaning that, on average for the past three years, we have paid our named executive officers an annual incentive award of 50% of their respective target incentive amounts.

Does the company provide long-term incentive compensation?

Yes, under our Stock Incentive Plan, the committee grants annual equity awards, which historically have been limited to stock options, to our named executive officers. The committee has chosen to rely upon stock options, as opposed to other forms of equity compensation, based upon their effectiveness in retaining current executives and aligning executives’ interests with the interests of our shareholders. The stock options currently awarded by the committee vest in annual installments of 25% over four years and expire seven years from the grant date.

As part of its review and evaluation of our equity compensation program, the committee, with the assistance of Cook & Co., is considering equity alternatives.

How does the committee determine the amount of the long-term incentive compensation awards?

In determining the number of option shares to award, the committee considers the named executive officer’s role at

CarMax, our recent financial performance, the performance of our common stock, the fair market value and expense of any potential award, as well as succession planning and the retention of the services of the officer. To assist in this endeavor, the committee solicits the insight of the company’s CEO and CFO, as well as its independent compensation advisor (Hay Group for fiscal 2009). Generally, the CEO and CFO provide an initial recommendation of annual equity awards to the committee. The committee reviews this recommendation and then makes its own independent determination of the annual equity awards.

When were equity awards granted to the named executive officers for fiscal 2009?

For fiscal 2009, equity awards were granted on April 7, 2008, which was three business days following the date on which we released our fiscal 2008 year-end earnings information. Pursuant to our Grant Policy, these annual equity grants were made in accordance with a pre-determined schedule, from which the committee did not deviate.

How were the option awards priced and why was that pricing used?

The options were priced at the volume-weighted average price of the company’s common stock on the grant date. The committee has determined that the use of the volume-weighted average price, as opposed to the closing price, is more representative of the value of the common stock because it incorporates all trades made on the grant date, as opposed to using only the final trade of the day. Our pricing policy is also incorporated in our Grant Policy.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

Were equity awards made to the named executive officers in fiscal 2009?

Yes, the committee approved stock option awards for our named executive officers in the amounts noted below. The table also includes the related exercise price and grant date fair values of these awards, as well as similar information regarding stock options awarded in fiscal 2008:

	Options Granted in Fiscal 2009			Options Granted in Fiscal 2008
Name	Number of Stock Options	Exercise Price ($/Sh)	Grant Date Fair Value ($)	Number of Stock Options	Exercise Price ($/Sh)	Grant Date Fair Value ($)
Thomas J. Folliard	275,000	19.82	2,026,750	220,000	24.99	1,914,000
Keith D. Browning	124,000	19.82	913,880	104,000	24.99	904,800
Michael K. Dolan	124,000	19.82	913,880	100,000	24.99	870,000
Joseph S. Kunkel	85,000	19.82	626,450	74,000	24.99	643,800
Richard M. Smith	85,000	19.82	626,450	70,000	24.99	609,000

Limited stock appreciation rights (“SARs”) were granted in tandem with each of the option awards set forth above. The SARs may only be exercised in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

What other benefits and perquisites are made available to the company’s named executive officers?

The company provides its executive officers with benefits and perquisites that are described below and that are intended to be a part of a competitive compensation package that provides retirement, health, welfare and perquisite programs.

Retirement Plans

The company provides its executives with the opportunity to participate in two retirement plans: our 401(k) Plan and our newly established Retirement Restoration Plan. During fiscal 2009, the company froze its Pension Plan and its Benefit Restoration Plan, which were retirement plans that had previously been offered to our executives. As a result, as of December 31, 2008, no additional benefits will accrue under the Pension Plan or the Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the Pension Benefits in Fiscal 2009 table on page 31.

In conjunction with the decision to freeze the Pension Plan and the Benefit Restoration Plan, the company’s board enhanced the benefits offered by the 401(k) Plan for all company employees and established the Retirement Restoration Plan.

The 401(k) Plan enhancements included an increased company match, a company-funded contribution regardless of employee participation, as well as an additional company-funded contribution to those employees meeting certain age and service requirements. Our 401(k) Plan is a tax-qualified, broad-based retirement savings plan available to all full- and part-time employees. Employee contributions in a specified amount of cash compensation are permitted subject to dollar limits established annually by the IRS. After one year of service, we match a portion of those contributions. Contributions to the 401(k) Plan are invested at the employee’s direction in a variety of mutual funds. Each named executive officer’s participation in our 401(k) Plan is limited by the applicable IRS rules.

The Retirement Restoration Plan is a nonqualified deferred compensation plan that supplements our 401(k) Plan and allows eligible associates, namely those individuals whose benefits under the 401(k) Plan are limited due to the compensation limits imposed by the Internal Revenue Code ($245,000 for 2009), to continue to defer portions of their compensation for retirement savings. The company matches the employees’ contributions at the same rate provided under the 401(k) Plan, as well as provides the company-funded contribution regardless of employee participation and the additional company contribution based upon the same age and service requirements. Retirement Restoration Plan accounts are unfunded, and are paid in a single lump sum payment at retirement. Because no executive officers’ compensation had exceeded the Internal Revenue Code’s compensation limit for the period between January 1 and February 28, 2009, no executive officer or company contributions have been made by or on behalf of any executive officer for fiscal 2009.

Health and Welfare Plans

We provide a variety of competitive health and welfare plans to our employees and executives, including medical, dental and vision care; life insurance, accidental death and dismemberment insurance and dependent life insurance; short-term and long-term disability insurance; and paid time-off. Additionally, each executive officer is encouraged to participate in our executive physical program, which provides screening and preventative care. The company bears the costs of the executive physical program in an amount up to $3,000 per executive officer.

Company Transportation

We provide a car allowance and the use of a CarMax-owned vehicle for each of our named executive officers. We offer a similar benefit to each of our regional vice presidents. We also provide the use of a CarMax-owned vehicle as a benefit, on the same terms as provided to the named executive officers, to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear the maintenance and insurance costs. The IRS treats both the monthly vehicle allowance and the personal use of company-owned vehicles as income to the associate and the related taxes are paid by the associate.

The executive officers are encouraged to use our plane for business travel. Additionally, our plane is available for personal use by Messrs. Folliard, Browning, Dolan and Kunkel when we do not need the plane for business travel. Our policy regarding personal use requires that Mr. Folliard reimburse the company for the incremental costs associated with his personal use to the extent that the incremental costs exceed $75,000 in any fiscal year. Further, the policy requires that Messrs. Browning, Dolan and Kunkel reimburse the company for the incremental costs associated with their respective personal use of the plane to the extent that the incremental costs exceed $35,000 in any fiscal year. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. The IRS treats the personal use of the company plane as income to the executive and the related taxes are paid by the executive using applicable Standard Industry Fare Level rates.

The Summary Compensation Table on page 27 includes the incremental cost to CarMax of an executive’s personal use of our plane. The incremental cost is calculated based on the average variable costs of operating the plane. Variable costs include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. The total annual variable costs are divided by the total number of miles our plane flew in fiscal 2009 to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive our incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance.

Tax Planning Services

We provide a tax planning benefit to our named executive officers. Mr. Folliard and the other named executive officers are provided reimbursement for tax planning services up to approximately $10,000 and $5,000, respectively, on an annual basis. The IRS treats part of the cost associated with this service as income to the executive and the related taxes are paid by the executive.

Does the company have employment or severance agreements with its named executive officers?

Yes, we have entered into an employment or a severance agreement with each of our named executive officers. The employment agreement with Mr. Folliard was effective as of October 17, 2006. The severance agreements with each of Messrs. Browning, Dolan, Kunkel and Smith were effective as of February 14, 2007.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

What is the purpose of these agreements?

The committee has determined that these written agreements are beneficial to us because they contain restrictive covenants relating to the protection of our confidential information and covenants not to compete and not to solicit our employees that continue for a period of two years following the end of the executive officer’s employment. Additionally, the committee believes that these agreements better enable our named executive officers to focus their efforts on the company’s strategic and operating goals.

What are the key terms of these agreements?

Mr. Folliard’s employment agreement was for an initial term of two years, with automatic extensions for additional one-year periods following the end of the initial term (or any subsequent renewal period), unless either CarMax or Mr. Folliard provides written notice of intent not to renew at least 90 days before the end of the then-current term. The severance agreements with the other named executive officers do not have a specified term of agreement.

Under the terms of the employment and severance agreements, the committee establishes and approves each named executive officer’s annual base salary, which cannot be less than the minimum base salary set forth in each agreement unless across-the-board reductions in salary are implemented for all of our senior officers. Additionally, the committee approves the performance measures and payment amounts that determine each named executive officer’s annual cash incentive award under the Bonus Plan. Each named executive officer is also eligible to participate in our Stock Incentive Plan and to participate in all other incentive, compensation, benefit and similar plans available to our other executive officers.

Do these agreements provide for the clawback of any compensation?

Yes, each of these agreements contains a clawback provision. In the event that any named executive officer engages in conduct for which he could generally be terminated for cause, and the conduct directly results in the filing of a restatement of any financial statement that was previously filed with the SEC (or other governmental agency), the named executive officer shall repay and forfeit all compensation that was expressly conditioned upon the achievement of certain financial results and that would have resulted in a lesser amount being paid based upon the restated financial results.

Do these agreements provide for payments upon the occurrence of certain termination events or a change-in-control?

Each employment and severance agreement provides for the termination of employment due to retirement, death or disability (as those terms are defined in each agreement). Each employment and severance agreement provides further for the termination of employment by us without “cause” and termination by the executive officer for “good reason” (as those terms are defined in each agreement). Termination under any of these circumstances will entitle the executive officer to receive certain payments and other benefits. These agreements also provide for payments and benefits following the termination of employment in these circumstances in connection with a change-in-control or a sale of all or substantially all of the assets of the company in a single transaction or a series of related transactions (an “asset sale”). Detailed information with respect to these payments and benefits can be found under the heading, “Potential Payments Upon Termination or Change-in-Control” beginning on page 32. The executive officers are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause.

Why do these agreements provide for payments upon the occurrence of certain termination events or a change-in-control?

The committee believes that these severance benefits encourage the commitment and availability of key management employees and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the board may direct without fear of retribution if a change-in-control occurs. The committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal, because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management; however, the committee believes that the benefit to the company outweighs this concern.

Are the named executive officers subject to stock ownership guidelines?

Yes, the committee has adopted stock ownership guidelines for our executive officers. The primary purpose of the guidelines is to strike a balance between the objectives of stock ownership and individual financial planning. The guidelines provide for minimum share ownership targets ranging from 40,000 shares for our senior vice presidents to 100,000 shares for our CEO. Executive officers must generally comply with the stock ownership guidelines within five years of becoming subject to the guidelines. All shares owned outright are included in determining compliance with the share ownership requirements. The stock ownership guidelines are available under the “Corporate Governance” link of our investor relations home page at investor.carmax.com.

All of the named executive officers are in compliance with our stock ownership guidelines. The following table provides the minimum share ownership target for each named executive officer and the number of shares held by each officer at February 28, 2009:

Name	Share Ownership Target	Number of Shares Owned
Thomas J. Folliard	100,000	425,790
Keith D. Browning	70,000	350,000
Michael K. Dolan	70,000	137,252
Joseph S. Kunkel	40,000	133,218
Richard M. Smith	40,000	162,804

Does the committee consider the tax consequences of executive compensation when making compensation decisions?

Section 162(m) of the Internal Revenue Code generally disallows a deduction by publicly held corporations for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. Certain performance-based compensation qualifies for an exemption under Section 162(m) and is not subject to the deduction limit. Compensation under the Bonus Plan and the Stock Incentive Plan currently qualifies for the exemption. Based upon the guidance provided in a recent IRS Revenue Ruling, we amended the employment agreement with our CEO and the severance agreement with our executive officers in fiscal 2009 to ensure that the performance-based compensation provided under our Bonus Plan continues to qualify for the exemption under Section 162(m). The committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining the ability to attract and retain those executives necessary to assist us in reaching our goals and objectives.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The CarMax, Inc. Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon the review and discussions, recommended to the CarMax board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND PERSONNEL COMMITTEE

Thomas G. Stemberg, Chairman

Edgar H. Grubb

Hugh G. Robinson

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for fiscal 2009, fiscal 2008 and fiscal 2007, the compensation paid to or earned by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards (a) ($)	Non-Equity Incentive Plan Comp- ensation (b) ($)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings (c) ($)	All Other Comp- ensation (d) ($)	Total ($)
Thomas J. Folliard	2009	846,154	1,698,050	0	99,928	88,350	2,732,482
President and Chief Executive Officer	2008	819,231	1,458,753	0	81,739	84,756	2,444,479
	2007	645,602	1,062,316	1,050,000	113,624	80,271	2,951,813
Keith D. Browning	2009	614,233	1,119,453	0	190,737	16,290	1,940,713
Executive Vice President and Chief Financial Officer	2008	614,009	1,796,793	0	187,910	20,339	2,619,051
	2007	554,933	1,112,578	505,197	363,055	19,253	2,555,016
Michael K. Dolan	2009	580,109	1,085,191	0	146,916	43,291	1,855,507
Executive Vice President and Chief Administrative Officer	2008	579,897	1,255,181	0	166,715	49,407	2,051,200
	2007	499,511	1,232,183	477,131	150,050	72,798	2,431,673
Joseph S. Kunkel	2009	545,985	650,365	0	51,983	37,127	1,285,460
Senior Vice President, Marketing & Strategy	2008	545,786	709,970	0	17,403	58,054	1,331,213
	2007	493,274	667,450	299,376	65,821	42,349	1,568,270
Richard M. Smith	2009	338,308	427,483	0	78,889	20,120	864,800
Senior Vice President and Chief Information Officer	2008	328,154	307,948	0	67,364	26,354	729,820
	2007	229,585	177,856	180,000	62,714	10,875	661,030

(a)  Represents the amounts recognized for financial statement reporting purposes in the relevant fiscal year for the fair value of stock options granted in that fiscal year and prior years in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by each named executive officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2009 Year End” table on page 30. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 11(C) to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended February 28, 2009.

(b)  Represents the cash incentive awards earned under our Bonus Plan.

(c)  Represents the aggregate increase in the actuarial value of accumulated benefits under our Pension Plan and Benefit Restoration Plan accrued during the relevant fiscal year. The “Pension Benefits in Fiscal 2009” table and its accompanying narrative, on pages 31 and 32, contain additional details with respect to these amounts.

(d)  Further details are included in the “All Other Compensation in Fiscal 2009” table on page 28.

EXECUTIVE COMPENSATION CONTINUED

All Other Compensation in Fiscal 2009

Name	Personal Use of Company Plane (a) ($)	Personal Use of Company Automobile (b) ($)	Automobile Allowance (c) ($)	Other (d) ($)	Total ($)
Thomas J. Folliard	65,147	6,373	10,296	6,534	88,350
Keith D. Browning	–	–	6,396	9,894	16,290
Michael K. Dolan	20,681	7,572	6,396	8,642	43,291
Joseph S. Kunkel	17,516	1,496	6,396	11,719	37,127
Richard M. Smith	–	5,876	6,396	7,848	20,120

(a)  The calculation of incremental cost for personal use of company plane includes the variable costs incurred as a result of personal flight activity. It excludes non-variable costs that would have been incurred regardless of whether there was any personal use of the plane.

(b)  The value of the personal use of a company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.

(c)  The monthly vehicle allowance for Mr. Folliard is $858 and for the other named executive officers is $533.

(d)  Represents the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits, for the named executive officer including as applicable: (i) tax planning services, (ii) an annual executive physical exam, (iii) our contribution to the executive’s 401(k) account and (iv) spousal travel expenses related to one company-sponsored function.

Grants of Plan-Based Awards in Fiscal 2009

The following table includes certain information with respect to grants of plan-based awards during fiscal 2009 to each of our named executive officers.

	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying Options (b) (#)	Exercise or Base Price of Option Awards (c) ($/Sh)	Grant Date Closing Price ($/Sh)	Grant Date Fair Value of Option Awards (d) ($)
Name			Thres- hold ($)	Target ($)	Maximum ($)
Thomas J. Folliard			212,500	850,000	1,275,000
	1/28/08	4/7/08				275,000	19.82	19.63	2,026,750
Keith D. Browning			92,375	369,501	554,252
	1/28/08	4/7/08				124,000	19.82	19.63	913,880
Michael K. Dolan			87,243	348,973	523,460
	1/28/08	4/7/08				124,000	19.82	19.63	913,880
Joseph S. Kunkel			54,741	218,964	328,445
	1/28/08	4/7/08				85,000	19.82	19.63	626,450
Richard M. Smith			34,000	136,000	204,000
	1/28/08	4/7/08				85,000	19.82	19.63	626,450

(a)  Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2009 performance. The actual amount of incentive awards earned by each named executive officer in fiscal 2009 (which was $0) is reported under the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table” on page 27. Additional information regarding the design of our Bonus Plan is included in the Compensation Discussion and Analysis beginning on page 16.

(b)  Each option grant vests in 25% increments annually over four years and expires on the seventh anniversary of the grant date. Limited SARs were granted in tandem with each of the option awards set forth above. The SARs may only be exercised in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

(c)  All fiscal 2009 stock options were issued with an exercise price equal to the volume-weighted average price of our common stock on the date of the grant.

(d)  Represents the grant date fair value of the award as determined in accordance with SFAS 123R.

EXECUTIVE COMPENSATION CONTINUED

Outstanding Equity Awards at Fiscal 2009 Year End

The following table includes information with respect to outstanding options previously awarded to our named executive officers as of February 28, 2009.

	Option Awards (a)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Thomas J. Folliard	3/1/2002	100,000	–	13.42	3/1/09
	4/2/2003	150,000	–	7.14	4/2/13
	4/1/2004	120,000	–	14.80	4/1/14
	6/24/2005	90,000	30,000	13.19	6/24/15
	5/1/2006	65,000	65,000	17.20	5/1/13
	5/23/2006	100,000	100,000	16.34	5/23/13
	4/3/2007	55,000	165,000	24.99	4/3/14
	4/7/2008	–	275,000	19.82	4/7/15
Keith D. Browning	4/2/2003	150,000	–	7.14	4/2/13
	4/1/2004	120,000	–	14.80	4/1/14
	6/24/2005	90,000	30,000	13.19	6/24/15
	5/1/2006	65,000	65,000	17.20	5/1/13
	4/3/2007	26,000	78,000	24.99	4/3/14
	4/7/2008	–	124,000	19.82	4/7/15
Michael K. Dolan	4/2/2003	130,000	–	7.14	4/2/13
	4/1/2004	100,000	–	14.80	4/1/14
	6/24/2005	75,000	25,000	13.19	6/24/15
	5/1/2006	50,000	50,000	17.20	5/1/13
	4/3/2007	25,000	75,000	24.99	4/3/14
	4/7/2008	–	124,000	19.82	4/7/15
Joseph S. Kunkel	3/1/2002	45,000	–	13.42	3/1/09
	4/2/2003	130,000	–	7.14	4/2/13
	4/1/2004	100,000	–	14.80	4/1/14
	6/24/2005	75,000	25,000	13.19	6/24/15
	5/1/2006	50,000	50,000	17.20	5/1/13
	4/3/2007	18,500	55,500	24.99	4/3/14
	4/7/2008	–	85,000	19.82	4/7/15
Richard M. Smith	3/1/2002	14,000	–	13.42	3/1/09
	4/2/2003	20,000	–	7.14	4/2/13
	4/1/2004	16,000	–	14.80	4/1/14
	6/24/2005	30,000	10,000	13.19	6/24/15
	5/1/2006	20,000	20,000	17.20	5/1/13
	4/3/2007	17,500	52,500	24.99	4/3/14
	4/7/2008	–	85,000	19.82	4/7/15

(a)  All option awards set forth in the table vest in 25% increments annually over a four-year period. Limited SARs were granted in tandem with each option award, except for those granted on March 1, 2002. The SARs may be exercised only in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option.

Option Exercises in Fiscal 2009

The following table includes information with respect to the options exercised by the named executive officers during fiscal 2009.

	Option Awards
Name	Number of Shares Acquired on Exercise (a) (#)	Value Realized on Exercise (b) ($)
Thomas J. Folliard	–	–
Keith D. Browning	100,000	765,500
Michael K. Dolan	90,000	706,950
Joseph S. Kunkel	45,000	337,275
Richard M. Smith	–	–

(a)  Amounts represent the number of shares of common stock underlying stock options exercised during fiscal year 2009.

(b)   Amounts were calculated by determining the difference between (i) the closing price of the company’s common stock on the exercise date and (ii) the exercise price of the stock options.

Pension Benefits in Fiscal 2009

The following table presents information with respect to the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and the Benefit Restoration Plan for fiscal 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (a) ($)	Payments During Last Fiscal Year ($)
Thomas J. Folliard	Pension Plan	16	113,214	–
	Benefit Restoration Plan	16	527,974	–
Keith D. Browning	Pension Plan	27	448,976	–
	Benefit Restoration Plan	27	1,495,713	–
Michael K. Dolan	Pension Plan	12	255,135	–
	Benefit Restoration Plan	12	663,846	–
Joseph S. Kunkel	Pension Plan	11	92,100	–
	Benefit Restoration Plan	11	227,445	–
Richard M. Smith	Pension Plan	21	251,342	–
	Benefit Restoration Plan	21	132,144	–

(a)  Determined assuming retirement at age 65. The discount rate (6.85%) and mortality assumptions utilized in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions are set forth in Note 9 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended February 28, 2009.

EXECUTIVE COMPENSATION CONTINUED

Pension Plan

This is a tax-qualified defined benefit plan that was generally available to all full-time associates after age 21 and upon completion of one year of service. Effective December 31, 2008, the company froze the Pension Plan; no additional benefits will accrue under the Pension Plan after that date.

Previously accrued benefits are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years plus (2) 0.65% times the excess of highest average earnings over Social Security Covered Compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions but are limited each year in accordance with IRS rules ($230,000 in 2008). Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants are vested after five years of service. Benefits are payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits are available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

Benefit Restoration Plan

The purpose of this nonqualified plan was to provide an alternate means of paying benefits intended under the Pension Plan that are restricted by law due to IRS limitations. Effective December 31, 2008, the company froze the Benefit Restoration Plan; no additional benefits will accrue under the Benefit Restoration Plan after that date. Benefits are generally determined and payable under the same terms and conditions as the Pension Plan without regard to IRS limitations on amounts of includable earnings and maximum benefits. The maximum annual retirement benefit payable under this plan was $462,500 in 2008. Benefits paid are reduced by benefits payable under the Pension Plan. Participants must have 15 years of credited service to be eligible to receive benefits under the Benefit Restoration Plan, or upon termination meet the early retirement or normal retirement requirements of our Pension Plan.

Early Retirement Benefits

As of February 28, 2009, both Messrs. Browning and Dolan were eligible to retire with actuarially reduced benefits from the Pension Plan and the Benefit Restoration Plan because each is over age 55 and has at least ten years of service, and therefore has met the requirements for early retirement under our Pension Plan.

Extra Years of Credited Service

None of our named executive officers have been granted extra years of credited service under either the Pension Plan or the Benefit Restoration Plan.

Potential Payments Upon Termination or Change-in-Control

General

As discussed on pages 23 and 24, we have entered into employment or severance agreements with each of our named executive officers. Each agreement provides for payments and other benefits upon the occurrence of certain termination events, such as retirement, death or disability and termination of employment by the company without cause and termination by the executive officer for good reason.

Each agreement also provides for payments and benefits following the termination of employment in connection with a change-in-control or an asset sale. Each agreement defines a change-in-control as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of the board of directors following the transaction. The change-in-control provisions also cover an asset sale.

In connection with any of the termination events, our payment obligation under each agreement is contingent upon the named executive officer satisfying the following obligations:

•	During his employment and for two years following his termination, the named executive officer must comply with the provisions of the covenant not to compete.

•	During his employment and for the two years following his termination, the named executive officer may not solicit or induce our employees to leave us or hire any of our employees.

•

During his employment and at all times subsequent to his last day of his employment, the named executive officer must hold in strict confidence and safeguard any and all protected information, including information, data and trade secrets about us and our suppliers.

•	The named executive officer must execute an agreement and general release, under which the named executive officer releases us from any claims and returns our property.

•	The named executive officer must comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The tables in this section and their accompanying footnotes:

•

Describe and quantify the estimated payments and benefits that would be provided to each named executive officer as a result of the occurrence of each specified termination event and the method and duration of the relevant payments and benefits (i.e., lump sum, monthly or annual payments).

•	Describe and explain how the payment and benefit levels are determined for each specified termination event.

•

Do not include amounts payable to each named executive officer under our Pension Plan and Benefit Restoration Plan, the details of which can be found in the section titled “Pension Benefits in Fiscal 2009” on page 31. None of the termination events result in the enhancement of payments to be made under these plans.

In all instances, payments owed to the named executive officer would be made by us. For purposes of quantifying payments in the table below, we assumed that each termination event occurred on February 28, 2009, and we used a common stock value of $9.43 per share, which was the closing market price on February 27, 2009, which was the last trading day of the fiscal year.

Termination Due to Retirement, Death or Disability

Each agreement provides for the termination of employment due to retirement, death or disability. Each agreement also provides for these termination events in connection with a change-in-control or an asset sale. Each of these termination events is described below and the payments associated with each event are quantified in the table that follows:

•

Early Retirement. Termination due to early retirement occurs when a named executive officer voluntarily terminates his employment at a time when he is eligible for “early retirement” as this term is defined in our Pension Plan. The effective date of termination is the date set forth in a notice from the named executive officer to us, which must be given at least 90 days prior to the effective date of termination.

•

Normal Retirement. Termination due to normal retirement occurs when a named executive officer voluntarily terminates his employment at a time when he is eligible for “normal retirement” as this term is defined in our Pension Plan. The effective date of termination is the date set forth in a notice from the named executive officer to us, which must be given at least 90 days prior to the effective date of termination.

•	Death. The effective date of termination is the date of death.

•

Disability. Termination due to disability occurs when we provide notice to the named executive officer that we have decided to terminate him because he has a physical or mental illness or injury that causes him:

•	To be considered “disabled” for the purpose of eligibility to receive income-replacement benefits in accordance with our long-term disability plan if he is a participant, or

•

If he does not participate in this plan, to be unable to substantially perform the duties of his position for a total of 180 days during any period of 12 consecutive months and a physician selected by us (and reasonably acceptable to the named executive officer) has furnished to us a certification that the return of the named executive officer to his normal duties is impossible or improbable.

EXECUTIVE COMPENSATION CONTINUED

The effective date of termination is the date set forth in a notice from us to the named executive officer, which must be given to the named executive officer at least 30 days prior to the effective date of termination.

•

Death, Disability or Retirement following a Change-in-Control. A “change-in-control death, disability or retirement” termination occurs when a termination event under the death, disability or retirement provisions explained above occurs during the two years following a change-in-control or an asset sale.

	Relevant Payments Triggered Upon the Occurrence of the Termination Event
Termination Event	Pro Rata Actual Bonus (a) ($)	Pro Rata Target Bonus (b) ($)	Equity Awards (c) ($)	Total ($)
Early and Normal Retirement (d)
Keith D. Browning	0	n/a	0	0
Michael K. Dolan	0	n/a	0	0
Death and Disability and Change-in- Control Death, Disability or Retirement
Thomas J. Folliard	n/a	850,000	0	850,000
Keith D. Browning	n/a	369,501	0	369,501
Michael K. Dolan	n/a	348,973	0	348,973
Joseph S. Kunkel	n/a	218,964	0	218,964
Richard M. Smith	n/a	136,000	0	136,000

(a)  The Pro Rata Actual Bonus is the pro rata share of the named executive officer’s annual bonus based on actual performance for the fiscal year in which the date of termination occurs. The Pro Rata Actual Bonus will be paid to the named executive officer in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 28, 2009, our fiscal year end, the Pro Rata Actual Bonus is equal to the named executive officer’s actual bonus for fiscal 2009.

(b)  The Pro Rata Target Bonus is the pro rata share of the named executive officer’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The Pro Rata Target Bonus will be paid to the named executive officer in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 28, 2009, our fiscal year end, the Pro Rata Target Bonus is equal to the named executive officer’s Target Bonus amount.

(c)  Equity awards made to the named executive officer during the course of his employment will, following certain termination events, vest and become exercisable in accordance with the terms and conditions of the Stock Incentive Plan and the individual award agreements for each award. For additional information regarding each named executive officer’s outstanding stock options, see the “Outstanding Equity Awards at Fiscal 2009 Year End” table on page 30. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by these termination events. Because the exercise price for all unvested options held by each named executive officer was higher than the closing market price for CarMax’s common stock on February 28, 2009, the accelerated vesting of these unvested options would not result in any payment to the named executive officers.

(d)  Messrs. Folliard, Kunkel and Smith are not currently eligible for early or normal retirement.

Termination With and Without Cause/With and Without Good Reason

Each employment and severance agreement provides for the termination of employment by us with and without cause and termination by the executive officer with and without good reason. Each agreement also provides for these termination events in connection with a change-in-control or an asset sale. Each of these termination events is described below and the payments associated with each event are quantified in the table that follows:

•

Cause. Termination by us with cause occurs, and is effective, when we decide to terminate the named executive officer based upon our good faith determination that one of the “Cause” triggering events, as described below, has occurred. We will not owe any payments to a named executive officer as a result of the occurrence of a termination with cause.

•	The named executive officer has materially breached the agreement and the breach is not cured by the officer or waived by us.

•

In the performance of his duties, the named executive officer has committed an act of gross negligence or intentional misconduct or he has intentionally failed to perform his duties or comply with the directives of the board of directors.

•	The named executive officer has willfully and continuously failed to perform substantially his duties after written demand by us.

•	The named executive officer has willfully violated a material requirement of our code of business conduct or breached his fiduciary duty to us.

•	The named executive officer has been convicted of a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety.

•	The named executive officer has engaged in illegal conduct, embezzlement or fraud with respect to our business.

•	The named executive officer has failed to disclose a conflict of interest of which he knew or should have known in connection with any transaction entered into on our behalf.

•

The named executive officer has failed to agree to certain modifications to his employment or severance agreement necessary to comply with applicable laws or to define further the restrictive covenants.

•

Without Cause. Termination by us without cause occurs when we terminate the named executive officer’s employment for any reason other than for cause, as described above, or for disability. The effective date of termination is the date of the notice from us to the named executive officer.

•	Good Reason. Termination by the named executive officer for good reason occurs when a named executive officer terminates his employment with us for one of the following events, which we do not cure:

•	A reduction in the named executive officer’s base salary (which was not part of an across-the-board reduction) or target bonus rate.

•	A material reduction in the named executive officer’s duties or authority.

•	A required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office.

•	For Messrs. Folliard and Browning, a failure by the shareholders to elect or reelect them to our board of directors.

•

Our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the employment or severance agreement within 15 days after a merger, consolidation, sale or similar transaction.

The effective date of termination is the date set forth in a notice from the named executive officer to us, which notice must be given to us at least 45 days prior to the effective date of termination.

•

Without Good Reason. Termination by the named executive officer without good reason occurs when the named executive officer terminates his employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the named executive officer to us, which notice must be given to us at least 45 days prior to the effective date of termination. We will not owe any payments to a named executive officer as a result of the occurrence of a termination without good reason.

•	Cause following a Change-in-Control. A “change-in-control cause” termination occurs when

EXECUTIVE COMPENSATION CONTINUED

we terminate the named executive officer’s employment for cause during the two years following a change-in-control of the company or an asset sale.

•

Without Cause following a Change-in-Control. A “change-in-control without cause” termination occurs when we terminate the named executive officer’s employment for any reason other than for cause or due to disability during the two years following a change-in-control or an asset sale.

•

Good Reason following a Change-in-Control. A “change-in-control good reason” termination occurs when a termination by the named executive officer for good reason occurs during the two years following a change-in-control or an asset sale.

•

Without Good Reason following a Change-in-Control. A “change-in-control without good reason” termination occurs when a termination by the named executive officer without good reason occurs during the two years following a change-in-control or an asset sale.

	Relevant Payments Triggered Upon the Occurrence of the Termination Event
Termination Event	Pro Rata Actual Bonus (a) ($)	Pro Rata Target Bonus (b) ($)	Good Reason Payment (c) ($)	Equity Awards (d) ($)	Severance Payment (e) ($)	Partial COBRA reimburse- ment (f) ($)	Out- placement Services (g) ($)	Change- In-Control Payment (h) ($)	Total ($)
Without Cause
Thomas J. Folliard	0	n/a	n/a	0	1,700,000	10,109	50,000	n/a	1,760,109
Keith D. Browning	0	n/a	n/a	0	1,231,670	6,715	25,000	n/a	1,263,385
Michael K. Dolan	0	n/a	n/a	0	1,163,244	6,720	25,000	n/a	1,194,964
Joseph S. Kunkel	0	n/a	n/a	0	1,094,818	10,109	25,000	n/a	1,129,927
Richard M. Smith	0	n/a	n/a	0	680,000	10,109	25,000	n/a	715,109
Good Reason
Thomas J. Folliard	n/a	n/a	850,000	0	1,700,000	10,109	50,000	n/a	2,610,109
Keith D. Browning	n/a	n/a	369,501	0	1,231,670	6,715	25,000	n/a	1,632,886
Michael K. Dolan	n/a	n/a	348,973	0	1,163,244	6,720	25,000	n/a	1,543,937
Joseph S. Kunkel	n/a	n/a	218,964	0	1,094,818	10,109	25,000	n/a	1,348,891
Richard M. Smith	n/a	n/a	136,000	0	680,000	10,109	25,000	n/a	851,109
Change-in-Control Cause, and Change-in-Control Without Good Reason
Thomas J. Folliard	n/a	n/a	n/a	0	n/a	n/a	n/a	n/a	0
Keith D. Browning	n/a	n/a	n/a	0	n/a	n/a	n/a	n/a	0
Michael K. Dolan	n/a	n/a	n/a	0	n/a	n/a	n/a	n/a	0
Joseph S. Kunkel	n/a	n/a	n/a	0	n/a	n/a	n/a	n/a	0
Richard M. Smith	n/a	n/a	n/a	0	n/a	n/a	n/a	n/a	0
Change-in-Control Without Cause, and Change-in-Control Good Reason
Thomas J. Folliard	n/a	850,000	n/a	0	n/a	10,109	50,000	2,541,500	3,451,609
Keith D. Browning	n/a	369,501	n/a	0	n/a	6,715	25,000	1,841,347	2,242,563
Michael K. Dolan	n/a	348,973	n/a	0	n/a	6,720	25,000	1,739,050	2,119,743
Joseph S. Kunkel	n/a	218,964	n/a	0	n/a	10,109	25,000	1,636,753	1,890,826
Richard M. Smith	n/a	136,000	n/a	0	n/a	10,109	25,000	1,016,600	1,187,709

(a)  The Pro Rata Actual Bonus is the pro rata share of the named executive officer’s annual bonus based on actual performance for the fiscal year in which the date of termination occurs. The Pro Rata Actual Bonus will be paid to the named executive officer in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 28, 2009, our fiscal year end, the Pro Rata Actual Bonus is equal to the named executive officer’s actual bonus for fiscal 2009.

(b)  The Pro Rata Target Bonus is the pro rata share of the named executive officer’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The Pro Rata Target Bonus will be paid to the named executive officer in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 28, 2009, our fiscal year end, the Pro Rata Target Bonus is equal to the named executive officer’s Target Bonus amount.

(c)  The Good Reason Payment is a one-time payment made to the named executive officer following his termination for Good Reason, and is equal to the named executive officer’s base salary multiplied by a certain percentage, which percentage is generally the same as his target bonus percentage. The Good Reason Payment shall be paid in a lump sum cash payment within ten days after the date of termination or as soon thereafter as may be practicable.

(d)  Equity awards made to the named executive officer during the course of his employment shall, following certain termination events, vest and become exercisable in accordance with the terms and conditions of the Stock Incentive Plan and the individual award agreements for each award. For additional information regarding each named executive officer’s outstanding stock options, see the “Outstanding Equity Awards at Fiscal 2009 Year End” table on page 30. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by these termination events. All unvested options granted prior to fiscal 2008 immediately vest upon the occurrence of any change-in-control, regardless of the subsequent termination event. Fifty percent of the unvested options granted in fiscal 2008 and fiscal 2009 immediately vest upon the occurrence of any change-in-control; the other fifty percent vest on the first anniversary of the change-in-control. Because the exercise price for all unvested options held by each named executive officer was higher than the closing market price for CarMax’s common stock on February 28, 2009, the accelerated vesting of these unvested options would not result in any payment to the named executive officers.

(e)  The Severance Payment is equal to two times the sum of the named executive officer’s base salary and the amount of his last annual bonus as determined by the committee. The Severance Payment will be paid in equal monthly installments over the 24-month period following the date of termination. At February 28, 2009, the last annual bonus as determined by the committee for each of Messrs. Folliard, Browning, Dolan, Kunkel and Smith was each officer’s fiscal 2008 bonus, which was $0 for each officer.

(f)  In the event that the named executive officer elects to continue coverage under our health, dental and/or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the named executive officer will be responsible for remitting to us the appropriate COBRA premium to continue the coverage. We shall reimburse the named executive officer for a portion of the COBRA premium equal to the sum of the amount that we would have otherwise paid for the coverage if he had remained an active employee, and the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period. For purposes of this column, we have assumed that each officer elected to continue his coverage for the full 18-month period.

(g)  Outplacement services will be paid to the named executive officer in an amount not to exceed $50,000 for Mr. Folliard and $25,000 for Messrs. Browning, Dolan, Kunkel and Smith. The table assumes that the maximum outplacement benefit is paid to each named executive officer.

(h)  The change-in-control payment is equal to 2.99 times the named executive officer’s final compensation, which consists of the sum of the named executive officer’s base salary at the date of termination and the higher of the annual bonus paid or earned but not yet paid to the named executive officer for the two most recently completed fiscal years. At February 28, 2009, the annual bonus under either scenario for each executive officer is $0. The change-in-control payment will be paid to the named executive officer in a lump sum cash payment no later than 45 days after the date of termination.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Non-employee director compensation includes both cash and equity components. Grants of stock and stock options to non-employee directors are made pursuant to the 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated. Directors who are employees of CarMax receive no compensation for services as members of the board of directors or of any committee of the board.

Non-Employee Director Cash Compensation

In fiscal 2009, the annual cash retainer for non-employee directors was $50,000. Non-employee directors also received $1,500 for each compensable board or committee meeting attended. Our chairman of the board and the chairmen of our standing committees also received additional annual fees as follows: Board ($100,000), Audit Committee ($15,000), Compensation and Personnel Committee ($10,000) and Nominating and Governance Committee ($10,000). We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services to us and extend coverage to them under our health insurance policies at the same rates at which coverage is extended to our employees. The directors may also participate in our vehicle discount purchase program that is available to all employees. Non-employee directors may not use our plane for personal travel.

Non-Employee Director Equity Compensation

In June 2008, each non-employee director received CarMax common stock having a fair market value of approximately $50,000 on the grant date and stock options valued at approximately $50,000 on the grant date. The stock options were valued using the binomial pricing model and vest ratably over a three-year period.

Non-employee directors who are elected to the board at dates other than the annual meeting date generally receive the cash retainer, stock awards and option grants prorated for their period of service.

Non-Employee Director Compensation in Fiscal 2009

The following table provides each element of non-employee director compensation for fiscal 2009.

Name	Fees Earned or Paid in Cash (a) ($)		Stock Awards (b) ($)	Option Awards (c)(d) ($)	All Other Compensation ($)	Total ($)
Ronald E. Blaylock	78,500		57,496	14,965	–	150,961
James F. Clingman, Jr.	78,500		50,004	88,203	–	216,707
Jeffrey E. Garten	69,500		50,004	88,203	–	207,707
Shira D. Goodman	84,500		57,496	14,965	–	156,961
W. Robert Grafton	96,500		50,004	88,203	–	234,707
Edgar H. Grubb	75,500		50,004	27,883	–	153,387
William S. Kellogg (e)	22,667		25,009	65,528	–	113,204
Hugh G. Robinson	71,000		50,004	88,203	–	209,207
Thomas G. Stemberg	79,500		50,004	88,203	–	217,707
Vivian M. Stephenson	94,500		50,004	45,235	–	189,739
Beth A. Stewart	81,500		50,004	88,203	–	219,707
William R. Tiefel	180,000	(f)	50,004	88,203	–	318,207

(a)  Represents the cash compensation earned in fiscal 2009 for board, committee, and committee and board chairman service, as applicable. In addition to attendance at the board and committee meetings as described on page 13, Mr. Tiefel, Ms. Goodman and Ms. Stephenson also provided service to, and received $1,500/meeting for attendance at meetings of, a Special Committee of the board of directors. The board formed the Special Committee in August 2008 and dissolved the Special Committee in April 2009.

(b)  Represents the amounts recognized for financial statement reporting purposes in fiscal 2009 for the fair value of stock awards granted in fiscal 2009 in accordance with SFAS 123R. In April 2008, in consideration of their partial board service during fiscal 2008, we granted Mr. Blaylock and Ms. Goodman 378 shares of common stock, which had a grant date fair market value of $7,492. In June 2008, we granted (i) each non-employee director on the board at that time (other than Mr. Kellogg) 3,365 shares of common stock, which had a grant date fair market value of $50,004 and (ii) Mr. Kellogg, who retired immediately following the June 2008 annual meeting, a pro-rata award in the amount of 1,683 shares of common stock, which had a grant date fair market value of $25,009.

(c)  Represents the amounts recognized for financial statement reporting purposes in fiscal 2009 for the fair value of stock options granted in fiscal 2009 and prior years in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by each director. In April 2008, in consideration of their partial board service during fiscal 2008, we granted to Mr. Blaylock and Ms. Goodman 1,838 stock options, which had a grant date fair market value of $12,498. In June 2008, we granted each non-employee director on the board at that time (other than Mr. Kellogg) 9,091 stock options, which had a grant date fair market value of $50,001. We did not provide a stock option grant to Mr. Kellogg, who retired immediately following the June 2008 annual meeting. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 11(C) to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended February 28, 2009.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS CONTINUED

(d)  As of February 28, 2009, our non-employee directors each had the following aggregate option awards outstanding, which figures include both vested and unvested options:

Name	Outstanding Option Awards (#)
Ronald E. Blaylock	10,929
James F. Clingman, Jr.	42,000
Jeffrey E. Garten	54,004
Shira D. Goodman	10,929
W. Robert Grafton	42,534
Edgar H. Grubb	14,376
Hugh G. Robinson	23,712
Thomas G. Stemberg	39,140
Vivian M. Stephenson	21,180
Beth A. Stewart	54,004
William R. Tiefel	54,004

(e)  Mr. Kellogg retired from our board effective June 24, 2008.

(f)  Includes a $100,000 payment for service as chairman of the board.

CARMAX SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of February 28, 2009, by:

•	Our CEO and the other named executive officers, as set forth in the “Summary Compensation Table” on page 27.

•	Each director and/or nominee for director.

•	All of our directors and executive officers as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Option Shares that May Be Acquired Within 60 Days after February 28, 2009	Shares of CarMax Common Stock Beneficially Owned as of February 28, 2009 (a)		Percent of Class
Thomas J. Folliard**	803,750	1,329,540	(b)	*
Keith D. Browning**	508,000	858,000		*
Michael K. Dolan	436,000	573,252		*
Joseph S. Kunkel	458,250	601,468	(c)	*
Richard M. Smith	156,250	319,054		*

Directors/Director Nominees
Ronald E. Blaylock	612	4,355		*
James F. Clingman, Jr.	27,118	35,696		*
Jeffrey E. Garten	39,122	49,192		*
Shira D. Goodman	612	4,355		*
W. Robert Grafton	27,652	44,798		*
Edgar H. Grubb	1,762	6,296		*
Hugh G. Robinson	8,830	11,010		*
Thomas G. Stemberg	24,258	47,261	(d)	*
Vivian M. Stephenson	6,298	12,552		*
Beth A. Stewart	39,122	179,624	(e)	*
William R. Tiefel	39,122	139,192		*
All directors and executive officers as a group (17 persons)	2,601,758	4,250,645		1.9%

*  Represents beneficial ownership of less than one percent of the 220,392,014 shares of CarMax common stock outstanding on February 28, 2009.

**  Messrs. Folliard and Browning are also directors of the company.

(a)  Includes shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after February 28, 2009.

(b)  Includes 100,000 shares of CarMax common stock held by Mr. Folliard’s wife. Mr. Folliard disclaims beneficial ownership of these shares.

(c)  Includes 10,000 shares of CarMax common stock held by Mr. Kunkel’s private foundation. Mr. Kunkel disclaims beneficial ownership of these shares.

(d)  Includes 2,625 shares of CarMax common stock held by Mr. Stemberg as the custodian for three of his sons pursuant to the Uniform Transfers to Minors Act. Includes 14,494 shares held by Mr. Stemberg in a margin account.

(e)  Includes 128,248 shares of CarMax common stock held by Ms. Stewart’s husband. Ms. Stewart disclaims beneficial ownership of these shares.

CARMAX SHARE OWNERSHIP CONTINUED

Share Ownership of Certain Beneficial Owners

The following table includes, as of February 28, 2009, information about shareholders that reported to the SEC that they beneficially owned more than 5% of our common stock. We are not aware of any other owners of more than 5% of our common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
Davis Selected Advisers, L.P. (a) 2949 East Elvira Road, Suite 101 Tucson, AZ 85706	30,663,507	13.9%
Dodge & Cox (b) 555 California Street, 40th Floor San Francisco, CA 94104	20,330,458	9.2%
Berkshire Hathaway Inc. (c) 1440 Kiewit Plaza Omaha, NE 68131	17,636,500	8.0%
PRIMECAP Management Company (d) 225 South Lake Avenue, #400 Pasadena, CA 91101	17,356,258	7.9%
Capital World Investors (e) 333 South Hope Street Los Angeles, CA 90071	16,957,500	7.7%

(a)  Information concerning the CarMax common stock beneficially owned as of December 31, 2008, was obtained from a Schedule 13G/A filed February 13, 2009. According to the Schedule 13G/A, Davis Selected Advisers, L.P. has the sole power to vote 28,839,669 shares and the sole power to dispose of 30,663,507 shares of CarMax common stock.

(b)  Information concerning the CarMax common stock beneficially owned as of December 31, 2008, was obtained from a Schedule 13G/A filed February 11, 2009. According to the Schedule 13G/A, Dodge & Cox has the sole power to vote 19,215,058 shares, the shared power to vote 48,700 shares and the sole power to dispose of 20,330,458 shares of CarMax common stock.

(c)  Information concerning the CarMax common stock beneficially owned as of December 31, 2008, was obtained from a Form 13F filed February 17, 2008. According to the Form 13F, each of Berkshire Hathaway Inc., OBH, Inc., Warren E. Buffett, National Indemnity Company, GEICO Corporation, GEC Investment Managers and Government Employees Insurance Corporation has the shared power to vote and dispose of 17,636,500 shares of CarMax common stock.

(d)  Information concerning the CarMax common stock beneficially owned as of December 31, 2008, was obtained from a Schedule 13G/A filed February 12, 2009. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 9,371,358 shares and the sole power to dispose of 17,356,258 shares of CarMax common stock.

(e)  Information concerning the CarMax common stock beneficially owned as of December 31, 2008, was obtained from a Schedule 13G/A filed February 13, 2009. According to the Schedule 13G/A, Capital World Investors, a division of Capital Research and Management Company, has the sole power to vote 9,457,500 shares and the sole power to dispose of 16,957,500 shares of CarMax common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report their CarMax common stock transactions to the SEC on Forms 3, 4 and 5 and provide copies of these forms to us. Regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file these reports on a timely basis. As a matter of practice, our employees assist our executive officers and directors in preparing and filing these forms. Based solely on a review of the information we received or written representations that no other reports were required, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with the applicable filing requirements during fiscal 2009.

Equity Compensation Plan Information

The following table provides information as of February 28, 2009, with respect to our equity-based compensation plans, specifically, our Stock Incentive Plan, Non-Employee Directors Stock Incentive Plan and ESPP, under which shares of our common stock were authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	14,431,843	$15.41	4,745,117	(a)
Non-Employee Directors Stock Incentive Plan	411,943	$14.92	437,778	(a)
Employee Stock Purchase Plan	–	–	1,180,195	(b)
Equity compensation plans not approved by security holders	–	–	–

Total	14,843,786	$15.40	6,363,090

(a)  The remaining common stock available for future issuance under the Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan may be issued as options, common stock, restricted stock or SARs.

(b)  The ESPP authorizes the issuance of 4,000,000 shares of common stock. As of February 28, 2009, 2,819,805 shares have been purchased on the open market and 1,180,195 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year are eligible to participate. Executive officers may not participate in the ESPP. A participating employee may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the employee’s contribution. An eligible employee may change, cease or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

CARMAX SHARE OWNERSHIP CONTINUED

Ten-Year History of Options

The following table provides a historical perspective on the option activity under our stock incentive plans. Prior to our separation from Circuit City Stores, Inc. in October 2002, the options in the table were originally granted in Circuit City Stores, Inc.—CarMax Group common stock. These options were replaced by grants under our plans at the separation date. The purpose of providing this information is to inform CarMax shareholders of the distribution of the currently outstanding options among our senior executives, other employees and non-employee directors, and of the manner in which Circuit City’s compensation committee granted the predecessor options. Our Compensation and Personnel Committee will make future grants based on its compensation philosophy, and the historical information should not be relied on as indicative of future actions. See the Compensation Discussion and Analysis beginning on page 16.

	FY 2009		FY 2008		FY 2007		FY 2006
(Shares and options in thousands)	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
Outstanding at beginning of year	13,648	$14.55	13,775	$12.39	17,538	$10.28	14,184	$8.73
Granted	2,220	$19.56	1,882	$24.72	1,905	$17.14	5,280	$13.27
Exercised	(817)	$12.47	(1,774)	$8.31	(5,281)	$7.01	(1,302)	$4.57
Cancelled	(207)	$15.95	(235)	$16.53	(387)	$13.18	(624)	$12.19
Outstanding options at end of year	14,844	$15.40	13,648	$14.55	13,775	$12.39	17,538	$10.28
Options exercisable at end of year	9,450	$13.17	7,672	$12.00	6,301	$10.60	7,254	$7.00
Shares outstanding or deemed outstanding	220,392		218,616		216,028		209,910
Total options granted	2,220		1,882		1,905		5,280
Total options granted as a percentage of total shares outstanding	1.0%		0.9%		0.9%		2.5%
Total options granted to the named executive officers	693		568		700		1,078
Total options granted to the named executive officers as a percentage of total options granted	31.2%		30.2%		36.7%		20.4%
Total options outstanding as a percentage of total shares outstanding	6.7%		6.2%		6.4%		8.4%
Total options outstanding granted to the named executive officers	3,636		3,178		3,829		5,098
Total options outstanding granted to the named executive officers as a percentage of total options outstanding	24.5%		23.3%		27.8%		29.1%

*  The number of shares outstanding has been calculated by adding the actual number of shares of CarMax Group common stock outstanding plus the number of shares that would have been outstanding if Circuit City’s retained interest in the CarMax Group had been represented as actual shares outstanding.

FY 2005		FY 2004		FY 2003		FY 2002		FY 2001		FY 2000
Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
11,352	$6.12	8,690	$5.13	7,262	$2.41	8,214	$1.58	6,648	$1.94	8,760	$0.89
4,252	$14.74	4,308	$7.30	2,268	$13.11	3,318	$2.47	2,562	$0.85	2,264	$2.95
(1,044)	$4.20	(1,386)	$3.27	(570)	$2.53	(3,882)	$0.66	(112)	$0.11	(4,054)	$0.11
(376)	$10.75	(260)	$7.44	(270)	$4.52	(388)	$2.98	(884)	$2.34	(322)	$3.47
14,184	$8.73	11,352	$6.12	8,690	$5.13	7,262	$2.41	8,214	$1.58	6,648	$1.94
5,386	$4.97	3,678	$4.01	2,880	$3.04	1,642	$3.43	3,886	$1.47	2,406	$1.27
208,606		207,556		206,166		205,548 *		202,158 *		202,108 *
4,252		4,308		2,268		3,318		2,562		2,264
2.0%		2.1%		1.1%		1.6%		1.3%		1.1%
680		920		580		980		370		590
16.0%		21.4%		25.6%		29.5%		14.4%		26.1%
6.8%		5.5%		4.2%		3.5%		4.1%		3.3%
4,280		3,730		2,890		2,310		2,690		2,320
30.2%		32.9%		33.3%		31.8%		32.7%		34.9%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the company and our directors, executive officers and persons known by us to own 5% or more of our common stock (or any of their immediate family members) are participants to determine whether these persons have a direct or indirect material interest in the relationship or transaction. We have various procedures in place to identify potential related person transactions. Our board of directors works with management and our legal department in reviewing and considering any related person transactions or relationships and determining whether the company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our proxy statement.

To ensure adequate review and proper disclosure of related person transactions, our board of directors adopted a written policy that requires our Audit Committee to review and, if appropriate in accordance with the policy, approve in advance or ratify any related person transaction that is required to be disclosed pursuant to applicable SEC rules. In reviewing related person transactions, the Audit Committee will consider:

•	The related person’s relationship to us.

•	The facts and circumstances of the proposed transaction.

•	The aggregate dollar amount involved in the transaction or, in the case of indebtedness, information regarding the principal amount of the debt, interest rate, repayment and other material terms.

•

The related person’s interest in the transaction, including his or her position or relationship with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction.

•	The benefits to us of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

•	Any other information regarding the transaction or the related person that is material to the Audit Committee’s determination.

The Audit Committee will approve or ratify a related person transaction only if it determines that, based on the facts and circumstances known to the committee at the time of approval, (i) the transaction serves our shareholders’ and our best interests or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction.

We do not have any related person transactions to report for fiscal 2009.

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION

Audit Committee Report

The committee operates under a written charter adopted by the board. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. Each member of the Audit Committee is independent in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines.

The committee reviews and discusses the following with management and our independent registered public accounting firm, KPMG:

•	Quarterly and year-end results, consolidated financial statements and reports, prior to public disclosure.

•	The company’s disclosure controls and procedures, including internal control over financial reporting.

•	The independence of our registered public accounting firm.

•	Management’s report and the independent registered public accounting firm’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The committee routinely meets with our internal auditors and our independent registered public accounting firm, with and without management present.

The committee has oversight responsibilities only and it is not acting as an expert in accounting or auditing. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors. Accordingly, the committee’s oversight does not provide an independent basis to determine that the company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles or that the audit of the company’s consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

Management has the primary responsibility for the preparation of the company’s fiscal 2009 consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the committee that the company’s fiscal 2009 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented, these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent auditors’ judgment about the company’s accounting controls and the quality of the company’s accounting practices.

The committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditor the independent auditor’s independence from the company and management.

Relying on these reviews and discussions, the committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, for filing with the SEC.

AUDIT COMMITTEE

W. Robert Grafton, Chairman

Ronald E. Blaylock

James F. Clingman, Jr.

Beth A. Stewart

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION CONTINUED

Auditor Information

Auditors Fees

The following table sets forth fees billed or expected to be billed by KPMG for fiscal 2009 and 2008.

Type of Fee	Years Ended February 28 or 29
	2009	2008
Audit fees	$944,600	$884,000
Audit-related fees	253,500	291,000
Tax fees	–	31,500
All other fees	–	–

	$1,198,100	$1,206,500

Audit fees are for the audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews of unaudited consolidated financial statements, and services in connection with SEC registration statements.

Audit-related fees are for attestation services related to our asset securitizations and audits of the financial statements of our benefit plans.

Tax fees are for tax compliance services and related costs.

All other fees are for any other services provided.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. Further, the committee has authorized its chairman to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement; any such pre-approvals are reported to and ratified by the entire committee at its next regularly scheduled meeting. All such services provided, as described previously, were pre-approved by the committee. The committee concluded that the services provided by KPMG that were not related to the annual audit and quarterly reviews of our consolidated financial statements were compatible with the maintenance of KPMG’s independence in the conduct of its auditing functions.

PROPOSAL TWO	—	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board has selected KPMG as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for fiscal 2010. KPMG served as our independent registered public accounting firm for fiscal 2009. KPMG representatives are expected to attend the 2009 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions. We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the company and our shareholders.

The ratification of the selection of KPMG as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast. Abstentions and shares held in street name that are not voted on the proposal will not be counted in determining the number of votes cast for this proposal.

The board of directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE	—	APPROVAL OF AMENDMENT TO THE CARMAX, INC. AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

The company’s shareholders are being asked to approve amendments of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the company’s common stock reserved for issuance under the Stock Incentive Plan by 4,700,000 shares, (b) add the company’s non-employee directors as participants to the Stock Incentive Plan, (c) add the company’s common stock as a form of incentive award available under the Stock Incentive Plan and (d) to extend the termination date of the Stock Incentive Plan from September 30, 2012 to June 23, 2019. Both the Compensation and Personnel Committee of the board of directors and the full board of directors have adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments

The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the Stock Incentive Plan in order to allow the company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the company’s long-term growth and financial success. The company relies on equity incentives in the form of stock options, restricted stock awards and units, and other stock-based awards. The committee believes that these equity incentives are necessary for the company to maintain a competitive equity compensation program.

The second and third amendments will provide additional flexibility to the company in its equity award practices. Although the company maintains a separate equity plan for its non-employee directors, namely, the CarMax, Inc. 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated (the “Directors Plan”), the addition of non-employee directors as participants in the Stock Incentive Plan will allow the company to provide equity compensation to non-employee directors from either of the shareholder-approved Stock Incentive Plan or Directors Plan and potentially reduce the administrative costs associated with non-employee director equity compensation.

To date, incentive awards made pursuant to the Stock Incentive Plan have been limited to stock options,

restricted stock and restricted stock units, and SARs. The addition of the company’s common stock as another award type will offer the committee an additional equity alternative in its efforts to design a competitive equity compensation program. Further, to the extent that the company grants equity awards from the Stock Incentive Plan to its non-employee directors, the addition of company common stock will permit the company to compensate directors using common stock, as has been the company’s prior practice.

The fourth amendment extends the termination date of the Stock Incentive Plan from September 30, 2012 to June 23, 2019. This extension will permit the committee to continue to maintain a competitive equity compensation program.

The following is a summary of the principal features of the Stock Incentive Plan as proposed and is qualified in its entirety by reference to the Stock Incentive Plan. The summary does not purport to be a complete description of all the provisions of the Stock Incentive Plan.

A copy of the Stock Incentive Plan as proposed is attached to this proxy statement as Appendix A.

General

Upon adoption by shareholders at the annual meeting, the Stock Incentive Plan will authorize 38,200,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Stock Incentive Plan may be in the form of stock options, SARs, restricted stock, restricted stock units or common stock. The number of shares available for incentive awards under the Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or otherwise terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 3,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year.

Administration and Term

The Compensation and Personnel Committee administers the Stock Incentive Plan. The committee has the power and complete discretion to administer the Stock Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit or company common stock; whether SARs will be attached to options; and the number of shares or units to be allocated to each incentive award. The committee may impose conditions on the exercise of options and SARs and upon the transfer of restricted stock or restricted stock units under the Stock Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award.

The committee has delegated limited authority to the company’s CEO and CFO to grant equity awards to the company’s non-executive officer employees. The committee delegated this authority in order to permit the CEO and CFO to award limited equity grants without the specific action of the committee. Pursuant to this delegation, the CEO and CFO have the discretion to make total awards of no more than 75,000 units or shares of the company’s common stock between regularly scheduled committee meetings.

The Stock Incentive Plan will terminate on June 23, 2019, unless the CarMax board of directors terminates it prior to that date.

Eligibility

All present and future employees and non-employee directors of the company are eligible to receive incentive awards under the Stock Incentive Plan. As of February 28, 2009, there were 13,035 associates and 11 non-employee directors of the company.

Awards Issued under the Stock Incentive Plan as of February 28, 2009

The Stock Incentive Plan currently authorizes the issuance of up to 33,500,000 shares of company common stock in connection with incentive awards. As of February 28, 2009, the company had made incentive awards amounting to 31,220,317 shares of common stock reserved for issuance under the Stock Incentive Plan. As a result, 4,745,117 shares of common stock remained available for incentive awards under the Stock Incentive Plan as of that date. This amount includes shares that have been forfeited or otherwise terminated without issuance of shares.

As of February 28, 2009, the total number of shares of common stock underlying outstanding options under the Stock Incentive Plan was 14,431,843. The outstanding options have exercise prices ranging from $6.62 to $25.79, and the aggregate value of these options that were in the money on February 28, 2009 was $4,806,485. The outstanding options generally vest ratably over a four year period. On February 28, 2009, the closing price for a share of common stock on the NYSE was $9.43.

As of February 28, 2009, the following table sets forth information relating to all incentive awards made in fiscal 2009 under the Stock Incentive Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all associates, including all current officers who are not named executive officers, as a group.

PROPOSAL THREE	—	APPROVAL OF AMENDMENT TO THE CARMAX, INC. AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN CONTINUED

Name and Position	Number of Stock Options	Number of Restricted Stock Awards
Thomas J. Folliard	275,000	–
President and Chief Executive Officer
Keith D. Browning	124,000	–
Executive Vice President and Chief Financial Officer
Michael K. Dolan	124,000	–
Executive Vice President and Chief Administrative Officer
Joseph S. Kunkel	85,000	–
Senior Vice President, Marketing and Strategy
Richard M. Smith	85,000	–
Senior Vice President and Chief Information Officer

Executive Group	693,000	–
Non-Employee Director Group (a)	n/a	n/a
All Associates other than Executive Group	1,423,180	1,078,580

(a)   The non-employee director group was not eligible to participate in the Stock Incentive Plan in fiscal 2009. For fiscal 2009, each non-employee director received an award of 9,091 stock options and 3,365 shares of common stock under the Directors Plan.

Stock Options

Options granted under the Stock Incentive Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the grant. The committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of the committee. The maximum term of any option granted under the plan is ten years. To date, all options awards made pursuant to the Stock Incentive Plan have been nonstatutory options.

Stock Appreciation Rights

The committee may award SARs under the Stock Incentive Plan either with or without related options, or the committee may subsequently award and attach SARs to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the stock appreciation right was awarded. The committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any SARs attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in the company’s common stock or in cash, or in any combination of the two, as the committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the committee. To date, awards of SARs have only been made in tandem with option awards and are exercisable solely upon a change-in-control.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units issued pursuant to the Stock Incentive Plan are subject to the following general restrictions: (i) no such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares have lapsed or been removed under the provisions of the Stock Incentive Plan and (ii) if a holder of restricted stock or restricted stock units ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse; provided that, except in limited circumstances, the period of restriction must be at least one year from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of the occurrence of a change-in-control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement.

Restricted stock units may be settled by the company in the form of shares of company common stock, cash, or a fixed combination of both, as determined by the committee.

Change-in-Control

The committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change in control of CarMax, or upon the occurrence of one or more events subsequent to a change-in-control, notwithstanding other conditions on exercisability in the option. A change of control will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.

Transferability of Incentive Awards

No options or SARs granted under the Stock Incentive Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

Repricing Prior Awards

Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or SARS or cancel outstanding options or SARs

PROPOSAL THREE	—	APPROVAL OF AMENDMENT TO THE CARMAX, INC. AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN CONTINUED

in exchange for cash, other incentive awards or options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Stock Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units. A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the restrictions lapse and the units vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the units on that date over the amount, if any, paid for those units.

Company common stock. A participant generally is required to recognize income on the date of grant of company common stock in the amount of the fair market value of the stock received.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by CarMax. CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock or restricted stock unit, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Stock Incentive Plan has been designed to allow the committee to grant stock options and SARs that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Modification of Stock Incentive Plan

The CarMax board of directors may amend, alter, or terminate the Stock Incentive Plan as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Stock Incentive Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the Stock Incentive Plan or (iii) materially modify the requirements of eligibility for participation in the Stock Incentive Plan. Incentive awards granted under the Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Additional Information Regarding Outstanding Equity Awards

On April 7, 2009, the company granted its annual equity awards to employees. The awards included (i) approximately 2,588,344 shares issued as stock options and (ii) approximately 394,717 issued as stock-settled restricted stock units, which, following the settlement of these units on their third anniversary (and assuming no forfeitures), will result in the payment to the pool of participants of between 0 and 789,434 shares of company common stock.

Immediately following the company’s grant of its annual equity awards to company employees,

2,271,562 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan; this amount included shares that have been forfeited or otherwise terminated without issuance of shares. As of April 8, 2009, the total number of shares of common stock underlying outstanding options, restricted stock and stock-settled restricted stock units under the Stock Incentive Plan was 16,064,193; 2,622,715, and 394,717, respectively.

As of April 8, 2009, 436,569 shares of common stock remain available for issuance as incentive awards under the company’s Directors Plan; this amount includes shares that have been forfeited or otherwise terminated without issuance of shares. As of April 8, 2009, the total number of shares of common stock underlying outstanding options under the Directors Plan was 411,943. No shares of restricted stock have been awarded under the Directors Plan.

As of April 8, 2009, the total number of shares of common stock underlying outstanding options for both the Stock Incentive Plan and the Directors Plan was 16,476,136. For such options, the weighted average exercise price was $14.91 and the weighted average remaining contractual life was 5.43 years. The number of common shares outstanding was 220,445,726.

Vote Required

In order to be adopted, the amendments to the Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the company’s common stock. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Broker shares that are not voted on this proposal are not considered votes cast.

If our shareholders do not approve the Stock Incentive Plan as proposed, we estimate that our remaining share reserve will not be sufficient to permit us to make annual grants after 2009.

The board of directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR	—	APPROVAL OF AMENDMENT TO THE CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

General

Both the Compensation and Personnel Committee of the board of directors and the full board of directors have unanimously adopted and recommend that the shareholders approve the amendment of the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan. The amendment would increase the number of shares of common stock reserved for issuance under the ESPP from 4,000,000 to 8,000,000. As of February 28, 2009, of the 4,000,000 shares reserved under the ESPP, 2,819,805 shares have been purchased by or on behalf of employees. Subject to appropriate adjustments for stock dividends, stock splits or other events that affect the company’s capitalization, the amendment would reserve an additional 4,000,000 shares for future purchases under the ESPP. To date, all ESPP purchases have been made on the open market. In January 2009, the company modified the ESPP to require that all future purchases be made on the open market. Accordingly, the addition of shares reserved for issuance under the ESPP will have no dilutive effect on CarMax shareholders.

The ESPP encourages stock ownership by the employees of the company and its subsidiaries so that they may share in the growth of the company by acquiring or increasing their proprietary interest in the company.

The following is a summary of the principal features of the ESPP, with the proposed amendments, and is qualified in its entirety by reference to the ESPP. The complete text of the amended and restated ESPP is attached to this proxy statement as Appendix B. If approved by shareholders, the ESPP, as set forth in Appendix B, will be effective as of June 23, 2009.

Administration

The Compensation and Personnel Committee of the board of directors administers the ESPP and interprets its provisions. The chief financial officer of the company or other employee or committee of employees appointed by the Compensation and Personnel Committee serves as plan administrator. The company pays all expenses associated with purchases under the ESPP, including brokerage commissions.

Subject to any approval that be required by applicable laws, rules and regulations, the Compensation and Personnel Committee may amend, and the board may terminate, the ESPP at any time.

Eligibility

All full-time and part-time employees of the company who have completed one year of service will be eligible to participate in the ESPP other than (i) employees who are considered insiders under Section 16 of the Securities Exchange Act of 1934 and (ii) certain officers of the company.

An eligible employee may enter the ESPP in accordance with procedures established by the company’s employee benefits department. As described below, participants in the ESPP purchase shares of common stock through payroll deductions. Enrollment in the ESPP takes effect as of the next pay period and continues as long as the ESPP remains in effect or until the participant authorizes changes to his or her payroll deductions or withdraws from the ESPP.

Purchase of Shares

Participants in the ESPP authorize payroll deductions for the purchase of shares of company common stock. Currently, the amount of the deductions for a participant may range from 2% to 10% of eligible compensation per month, up to a maximum of $7,500 per year. Subject to these limitations, a participant may authorize subsequent increases or decreases in the amount of payroll deductions by providing the company with a new enrollment form before the first day of the month in which the change is to be effective. The company will accumulate and hold for the participant’s account the amounts deducted from his or her pay until purchases are made. The company does not pay interest on these amounts, and participants assume the risk of fluctuations in the market price of the company’s common stock prior to the time of the purchases. The plan administrator may change the minimum and maximum percentages of compensation that may be contributed to the ESPP.

Shares of common stock purchased under the ESPP are purchased on the open market by a plan service provider/dealer registered with the SEC and a member of the National Association of Securities Dealers (“plan service provider”) designated by the plan administrator. The purchase price for shares is 100% of the average cost of all shares purchased for a particular month. As soon as practical after the purchase of shares on the open market, the plan service provider credits the shares to the individual accounts of participants.

A participant’s right to purchase shares of common stock under the ESPP through payroll deductions may not be transferred to any other person.

The company matches a portion of the payroll deductions made by participants in the ESPP by contributing to the ESPP an amount equal to 15% of the participant’s contribution. Matching contributions are used to purchase shares of common stock in the same manner as a participant’s purchase through payroll deductions.

ESPP Accounts

The shares of common stock purchased under the ESPP are registered in the name of the plan service provider or its nominee. A participant has the right to vote the full shares held in his or her account and the right to receive annual reports, proxy statements, and other documents sent to shareholders of common stock generally.

Unless a participant directs otherwise, any cash dividends that the company pays with respect to shares that are purchased under the ESPP are automatically reinvested in shares of common stock purchased by the plan service provider on the open market at the participant’s expense.

Sales

Subject to the company’s insider trading policy, a participant may sell at any time all or any portion of the whole shares of common stock acquired under the ESPP and held in his or her account. Sales of shares are made by the plan service provider. The participant pays the broker’s commission and any other expenses incurred with respect to the sale of the shares.

Withdrawal and Termination

A participant may cease to make contributions to the ESPP effective as soon as administratively practicable after delivering a written or verbal notice of withdrawal to the employee benefits department. In addition, contributions automatically stop for any employee who goes on leave of absence without pay. After contributions for an employee have been stopped, the employee may elect to leave shares in his or her ESPP account, sell the shares, or transfer the shares to an individual brokerage account.

A participant will be deemed to have withdrawn from the ESPP when he or she ceases to be employed by the company or its subsidiaries, whether by reason of death or otherwise, or when he or she ceases to meet the eligibility requirements set forth in the ESPP.

Federal Income Tax Consequences

Under the Internal Revenue Code, participants do not realize any taxable income as a result of their purchases of common stock under the ESPP. Instead, taxation is deferred until the disposition of the common stock by the participant. The company will not be entitled to a deduction for income tax purposes as a result of any participant purchase. A participant will be taxed on amounts withheld from his or her salary under the ESPP as if the salary were actually received by the employee. The company will receive a deduction for the withheld amounts.

Participants do realize taxable income as a result of the company’s matching contributions to the ESPP and the company is entitled to a corresponding deduction for income tax purposes.

If a participant disposes of shares purchased under the ESPP, any gain realized in excess of the purchase price of the shares will be taxed as capital gain. If a participant disposes of shares for less than the purchase price of the shares, then the entire loss will be treated as a capital loss. In either of these cases, the company will not be entitled to a deduction for income tax purposes.

Any capital gain or loss will be classified as long-term or short-term, depending on the participant’s holding period

PROPOSAL FOUR	—	APPROVAL OF AMENDMENT TO THE CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN CONTINUED

with respect to the shares. Generally, the participant’s holding period for the shares begins on the date the shares are purchased.

Vote Required and Board Recommendation

In order to be adopted, the amendment to the ESPP must be approved by the affirmative vote of a majority of the votes cast. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of the company’s common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Shares held in street name that are not voted on this proposal are not considered votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Four.

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009)

1. Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by (a) attracting and retaining key employees of the Company through the use of stock incentives and (b) encouraging ownership in the Company by members of the Company’s Board of Directors. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ and directors’ interests with those of the Company’s shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the occurrence of either of the following events: (i) any individual, entity or group (as defined in Section 13(d)(3) of the Act) becomes, or obtains the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)	“Committee” means the committee appointed by the Board as described under Section 14.

(g)	“Company” means CarMax, Inc., a Virginia corporation.

(h)	“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)	“Company Stock Award” means an award of Company stock made without any restrictions.

(j)	“Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(k)	“Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Incentive Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(l)	“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Company Stock on the exchange on which it generally has the greatest trading volume.

(m)	“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Company Stock Award or Restricted Award under the Plan.

(n)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

(o)	“Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions set forth in Section 6(b) with respect to such Restricted Stock Unit have lapsed or been removed pursuant to Section 6(g) or Section 6(h).

(p)	“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(q)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(r)	“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(s)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(t)	“Participant” means any employee or director who receives an Incentive Award under the Plan.

(u)	“Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.

(v)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(w)	“Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(x)	“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(y)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(z)	“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(aa)	“Substitute Awards” means Incentive Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(bb)	“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards and Restricted Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

4. Number of Shares of Company Stock.

(a)	Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 38,200,000 shares of Company Stock, which shall be authorized, but unissued shares.

(b)	Subject to Section 13 of the Plan, no more than 3,000,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year.

(c)	Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.

(d)	For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award tendered by a Participant (either by actual delivery or attestation) or retained by the Company in payment of the exercise price of an Option or SAR, or Applicable Withholding Taxes.

(e)	Incentive Awards shall reduce the number of shares of Company Stock available for Incentive Awards under the Plan only to the extent such Incentive Awards are paid in shares of Company Stock, as opposed to payment in cash or other consideration.

(f)	Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 4(b). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5. Eligibility.

(a)	All present and future employees and directors of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select which employees and directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares or units to be allocated to each Participant as part of each Incentive Award.

(b)	The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6. Company Stock Awards and Restricted Awards.

(a)	Whenever the Committee deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b)

Whenever the Committee deems it appropriate to grant a Restricted Award, notice shall be given to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions to which the Restricted Award is subject. This notice may be given in writing

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(c)	A Restricted Award issued pursuant to the Plan shall be subject to the following restrictions:

(i)	None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed or shall have been removed pursuant to paragraph (h) or (i) below.

(ii)	The restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant, except as provided under paragraph (h) or (i) in the case of Disability, retirement, death or a Change in Control.

(iii)	If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Awards, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (h) or (i) below, on the date such Participant shall cease to be so employed.

(iv)	The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and performance requirements for the vesting of awards.

(d)	Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e)	Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(f)	The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Restricted Stock Unit agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made. Shares of Company Stock issued as payment for a Restricted Stock Unit shall be valued at Fair Market Value on the Maturity Date subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(g)	A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Restricted Stock Unit agreement.

(h)	The Committee shall establish as to each Restricted Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(i)	Notwithstanding the forfeiture provisions of paragraph (c)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(j)	Each Participant shall agree at the time his Company Stock Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (c) above shall be issued to such Participant for Restricted Stock. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (c) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an award of Company Stock or Restricted Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. Applicable Withholding Taxes attributable to Restricted Stock Units may be withheld from the payment by the Company to the Participant for such Restricted Stock Units.

7. Options.

(a)	Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the
Options are subject. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b)	The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)	The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. No Nonstatutory Stock Option may be exercised after ten years from the Date of Grant.

(d)	Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)	No Incentive Stock Option may be exercised after the first to occur of:

(x)	Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

(y)	Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z)	One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii)	Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii)	An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an

Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)	The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

(f)	Notwithstanding the foregoing, an Option agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; any fractional share of Company Stock shall be settled in cash.

8. Stock Appreciation Rights.

(a)	Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)	Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)	Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)	The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which the value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:

(x)	the Fair Market Value of the Company Stock on the day of exercise;

(y)	the highest closing price of the Company Stock on the exchange on which it is then traded, during the 90 days immediately preceding the Change of Control; or

(z)	the greater of (x) or (y).

(iv)	Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v)	A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)	Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i)	Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)	Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)

The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9. Method of Exercise of Options and Stock Appreciation Rights.

(a)	Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price and any Applicable Withholding Taxes or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)	The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)	Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d)	Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10. Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

11. Effective Date of the Plan. This Plan became effective as of October 1, 2002, and has been amended and restated effective as of June 23, 2009.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 23, 2019. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code Sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

13. Change in Capital Structure.

(a)	In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as may be permitted in applicable Treasury Regulations. If the adjustment would produce fractional shares with respect to any Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)	If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c)	Any determination made or action taken under this Section 13 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

14. Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)	The Committee shall have the power and complete discretion to determine (i) which eligible employees

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

and directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Awards, (xiv) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)	The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)	A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)	The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)	To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Participants who are not Officers to be recipients of Incentive Awards, and (ii) determine the number of shares of Company Stock or units to be subject to such Incentive Awards granted to such Participants; provided, however, that the Committee’s delegation of this authority shall specify the total number of shares of Company Stock or units subject to such delegation, and that, in no event, shall such Officer grant an Incentive Award to himself or herself. All other terms and conditions of any Incentive Award made pursuant to this delegation of authority shall be determined by the Committee.

(f)	All members of the Committee must be “outside directors” as described in Code Section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(g)	Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Incentive Awards may not be amended to reduce the exercise price of outstanding Options or SARS or cancel outstanding Options or SARs in exchange for cash, other Incentive Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)	If to the Company — at its principal business address to the attention of the Secretary;

(b)	If to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

17. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

18. Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code Section 162(m).

IN WITNESS HEREOF, this instrument has been executed as of the 23rd day of June, 2009.

CARMAX, INC.

By
Keith D. Browning
Executive Vice President and Chief Financial Officer

APPENDIX B	—	CARMAX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009)

1. Purpose and Effective Date. The CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) provides eligible employees of CarMax, Inc., a Virginia corporation, an opportunity to purchase CarMax, Inc. Common Stock (“Common Stock”) through payroll deductions and to receive a Company match for a portion of their payroll deductions. The Plan was originally effective on October 1, 2002, and was amended and restated effective as of November 1, 2004, as of July 1, 2006 and as of January 19, 2009. The effective date of this amendment and restatement is June 23, 2009.

2. Definitions.

(a)	Benefits Department: The employee benefits department of the Company.

(b)	Committee: The Compensation and Personnel Committee of the Company’s Board of Directors.

(c)	Company: CarMax, Inc., a Virginia corporation, and any subsidiary business entity (including, but not limited to, a corporation, a partnership, or limited liability company) that is under common control with CarMax, Inc., as determined under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended.

(d)	Compensation: All cash compensation and commissions (estimated as deemed necessary by the Plan Administrator) before any deductions or withholding and including overtime and bonuses, but exclusive of all amounts paid as reimbursements of expenses including those paid as part of commissions and those paid in the form of relocation bonuses, housing allowances or other payments in connection with employee relocations.

(e)	Eligible Employees: Employees who meet the requirements set forth in Section 4.

(f)	Employee: Any person employed by the Company as a common law employee on the United States payroll. It is expressly intended that persons not employed as common law employees on the Company’s United States payroll are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(g)	Enrollment Date: The date on which an Eligible Employee begins participation in the Plan pursuant to Section 6.

(h)	Participating Employees: Eligible Employees who participate in the Plan.

(i)	Plan Administrator: An Employee (or a group of Employees) appointed by the Committee as provided in Section 5 or, in the absence of any such specific appointment, the Chief Financial Officer of the Company.

(j)	Plan Service Provider: A plan service provider/dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers or other provider of employee plan administrative services selected by the Plan Administrator as provided in Section 5.

3. Amount of Stock Subject to the Plan. The total number of shares of Common Stock that may be purchased under the Plan shall be 8,000,000, subject to adjustment as provided in Section 16. Such shares must be shares purchased for Participating Employees on the open market.

4. Eligible Employees.

(a)	Any Employee classified as a “Full-Time Associate” or “Part-Time Associate” pursuant to the Company’s policies and procedures shall become eligible to participate in the Plan after he or she has completed one year of service as an Employee of the Company; provided, however, that (i) Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to securities of the Company, and (ii) Employees who are officers of the Company (other than those serving as Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries), shall not be eligible to participate in the Plan.

(b)

If an Employee has one year of service but is excluded from participation in the Plan due to the requirements set forth in (i) or (ii) of the preceding paragraph, the Employee will be eligible to participate in the Plan as soon as administratively practicable, after he or she is no longer excluded because of such requirements. Continuity of service for purposes of determining if an Employee has completed one year of service is determined pursuant to the Company’s rehire/reinstatement and change of status policies in effect at the time the eligibility determination is made.

5. Administration of the Plan.

(a)	The Plan shall be administered by the Committee or its designee. The Committee shall have all powers necessary to administer the Plan, including but not limited to, the power: to construe and interpret the Plan’s documents; to decide all questions relating to an Employee’s employment status and eligibility to participate in the Plan; to make adjustments to the limitations on payroll deductions set forth in Section 7; to employ such other persons as are necessary for the proper administration of the Plan; and to make all other determinations necessary or advisable in administering the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding.

(b)	The Committee shall appoint an officer or other Employee of the Company to serve as the Plan Administrator. The Plan Administrator shall be authorized to designate other Employees of the Company to assist him or her in carrying out his or her responsibilities under the Plan. The Plan Administrator and his or her designees shall be responsible for the general administration of the Plan including establishment of operating procedures, enrollment deadlines and such other matters as the Committee deems necessary for the efficient and proper administration of the Plan.

(c)	The Plan Administrator shall appoint a Plan Service Provider in order to fulfill the duties of the Plan Service Provider set forth herein. The Plan Administrator shall also have the authority to replace any Plan Service Provider he or she has appointed for the Plan with another Plan Service Provider.

6. Participation in the Plan.

(a)	An Eligible Employee may commence or recommence participation in the Plan as soon as administratively feasible after he or she has enrolled and that enrollment has been processed by the Plan Service Provider.

(b)	An Eligible Employee shall authorize payroll deductions from the Employee’s Compensation and authorize the Plan Service Provider to establish an employee stock purchase plan account for the Employee (“ESPP Account”).

(c)	A Participating Employee’s contributions will begin in the first pay period that is administratively practicable after the enrollment has been processed by the Plan Service Provider.

7. Payroll Deductions and Limitations.

(a)	Payroll deductions shall be a percentage of the Participating Employee’s Compensation for each payroll period as specified by the Participating Employee according to procedures defined by the Benefits Department. Payroll deductions for each payroll period shall not be less than 2% nor more than 10% of Compensation for such payroll period. Payroll deduction specifications shall be made in 1% increments. The Plan Administrator shall have the power to change these percentage limitations.

(b)	The maximum amount that may be contributed by each Participating Employee to the Plan in any one calendar year is $7,500. When a Participating Employee’s aggregate payroll deductions for the calendar year total $7,500, the Participating Employee’s purchases of Common Stock and payroll deductions under the Plan shall be suspended for the remainder of the calendar year. However, the Participating Employee shall continue to be a participant under the Plan unless he or she elects to stop contributions in the manner described in Section 17 or his or her participation terminates under Section 18 and the Employee’s purchases of Common Stock and payroll deductions will be resumed for the first full payroll period of the next calendar year.

8. Changes in Payroll Deductions. A Participating Employee may change the percentage of his or her payroll deductions, according to the procedures defined by the Benefits Department, subject to the minimum, maximum and allowed increments set forth in Section 7.

APPENDIX B	—	CARMAX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

The change will be effective as soon as administratively practicable after the change request has been processed by the Plan Service Provider. A Participating Employee may also elect to stop making contributions in the manner described in Section 17.

9. Company Matching Contributions. The Company shall contribute an amount each month (the “Company Matching Contribution”) towards the purchase of shares for Participating Employees. Unless modified by the Committee, the amount of the Company Matching Contribution shall be 15% of each Participating Employee’s contribution. From time to time the Committee may modify the amount of the Company Matching Contribution; provided, however, that the Company Matching Contribution may not exceed 15% of each Participating Employee’s contribution. The Company Matching Contribution shall be used to purchase shares for Participating Employees in accordance with Section 11. Participating Employees shall be fully vested in shares purchased with Company Matching Contributions.

10. Purchase Price. A purchase price for all shares of Common Stock to be purchased under the Plan shall be determined on a monthly basis. The purchase price shall apply to all purchases attributable to a Participating Employee’s payroll deductions for the payroll periods in the calendar month immediately preceding the date the purchase transactions take place (the “Payroll Deduction Month”). The purchase price shall be 100% of the average selling price of Common Stock on the open market during a two to three day period in which the purchases are made (the “Purchase Price”). Such purchase period shall end no later than the last business day of the month immediately following the Payroll Deduction Month.

11. Method of Purchase. The shares of Common Stock to be purchased under the Plan shall be purchased once each month on the open market. The Company shall transmit the aggregate payroll deductions from the prior month together with the related Company Matching Contribution and information on each Participating Employee’s contribution to the Plan Service Provider promptly after the end of each month. On a date as soon as practicable following receipt of the funds, the Plan Service Provider shall arrange for the purchase of

Common Stock on the open market. As soon as practicable after completing the purchase of the shares, the Plan Service Provider shall credit the ESPP Account for each Participating Employee with as many shares and fractional interests in shares as the Participating Employee’s contribution and the Company Matching Contribution will allow, based on the Purchase Price. Shares purchased pursuant to both Participating Employee contributions and Company Matching Contributions made with respect to a calendar year shall be credited to the ESPP Accounts of Participating Employees no later than March 15 following the end of such calendar year.

12. Dividend Reinvestment.

(a)	Each ESPP Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, unless the Participating Employee directs otherwise. The Plan Service Provider shall arrange for the reinvestment of dividends on the open market at the Participating Employee’s expense as soon as the Plan Service Provider receives the cash dividends. The Company will not pay any expenses associated with reinvesting dividends.

(b)	The Committee shall have the right at any time or from time to time upon written notice to the Plan Service Provider to change the default dividend reinvestment policy for ESPP Accounts established under the Plan.

13. Rights as a Shareholder. A Participating Employee shall have the right to vote full shares of Common Stock held in the Participating Employee’s ESPP Account and the right to receive annual reports, proxy statements and other documents sent to shareholders of Common Stock generally; provided, however, that so long as such shares are held for a Participating Employee by the Plan Service Provider, if a Participating Employee fails to respond in a timely manner to a request for instructions with respect to voting, the Plan Service Provider shall take such action with respect to the shares held for the Participating Employee as permitted by the New York Stock Exchange rules. To the extent that such rules and applicable law permit, the Plan Service Provider shall vote shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board of Directors of the Company. By instructing the Plan Service Provider in accordance with the terms and conditions of the Plan Agreement (defined below), a Participating Employee shall have the right at any time:

(a)	to obtain evidence of the shares of Common Stock credited to the Participating Employee’s ESPP Account;

(b)	to direct that any whole shares of Common Stock credited to the Participating Employee’s ESPP Account be sold, and that the proceeds, less selling expenses, be remitted to the Participating Employee; or

(c)	to direct that any whole shares of Common Stock credited to the Participating Employee’s ESPP Account be transferred to an individual brokerage account.

14. Rights Not Transferable. Rights under the Plan are not assignable or transferable by a Participating Employee other than by will or by the laws of descent and distribution and, during the Participating Employee’s lifetime, are exercisable only by the Participating Employee.

15. Joint Accounts. Participating Employees may, to the extent permitted by the Plan Service Provider, establish ESPP Accounts as joint accounts with rights therein as prescribed under applicable state law.

16. Certain Adjustments in the Case of Stock Dividends or Splits. The Committee shall make appropriate adjustments in the number of shares of Common Stock that may be purchased under the Plan if there are changes in the Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

17. Stopping Contributions.

(a)	A Participating Employee may stop his or her contributions in accordance with procedures defined by the Benefits Department. Payroll deductions will stop as soon as administratively practicable. In addition, contributions will be automatically stopped for any Participating Employee who goes on a leave of absence without pay, effective when the Employee ceases to be paid by the Company.

(b)	After contributions for an Employee have been stopped, the Plan Service Provider will leave the ESPP Account open and the Committee reserves the right to charge the Employee any account fees resulting from the ESPP Account left open. Shares may be left in the ESPP Account or the Employee may sell the shares or request evidence of ownership thereof. If dividends are being paid and reinvested at the time of withdrawal, they will continue to be reinvested (if paid) unless the Employee requests the Plan Service Provider to pay them in cash. The Employee may also ask the Plan Service Provider to close the ESPP Account.

(c)	An Employee for whom contributions have been stopped may start contributions again pursuant to Section 6 at any time when the Employee is an Eligible Employee.

18. Termination of Participation in the Plan. An Employee’s participation in the Plan shall terminate when the Employee ceases to be employed by the Company, whether by reason of retirement, termination of employment, death, or otherwise (“Terminated Participant”). Payroll deductions shall cease immediately or as soon as administratively feasible after the Plan Service Provider processes the termination. Purchases shall be made for the calendar month in which the last payroll deduction is made in accordance with Section 11. The Terminated Participant may elect to: (i) obtain evidence of the whole shares of Common Stock credited to his or her ESPP Account; (ii) direct the Plan Service Provider to sell all whole shares of Common Stock credited to his or her ESPP Account and remit the proceeds, less selling expenses, to the Terminated Participant, or (iii) direct the Plan Service Provider to transfer all whole shares of Common Stock credited to his or her ESPP Account to an individual brokerage account. In any event, the Plan Service Provider will sell any fractional interest held in the Terminated Participant’s ESPP Account to the Company and remit the proceeds of such sale, less selling expenses to the Terminated Participant. In the event of an Employee’s death, the distribution shall be made to the Employee’s designated beneficiary or, in the absence of a designated beneficiary, to the Employee’s estate, in accordance with procedures established by the Plan Service Provider.

APPENDIX B	—	CARMAX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JUNE 23, 2009) CONTINUED

19. Amendment of the Plan. The Committee may, at any time, or from time to time, amend the Plan in any respect; provided, however, that the Company shall obtain shareholder approval of an amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

20. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate:

(a)	on the last business day of any month that Participating Employees become entitled to purchase a number of shares of Common Stock greater than the number of shares remaining unpurchased out of the total number of authorized shares under Section 3; or

(b)	at any earlier date at the discretion of the Board of Directors of the Company.

In the event that the Plan terminates under circumstances described in (a) above, the Common Stock remaining unpurchased as of the termination date shall be allocated to Participating Employees for purchase on a pro rata basis. Upon termination of the Plan, ESPP Accounts shall remain open subject to the same limitations and conditions set forth in the second paragraph of Section 17.

21. ESPP Account. The relationship between the Plan Service Provider and each Participating Employee shall be governed by a separate agreement of terms and conditions between them (“Plan Agreement”). In electing to participate in the Plan, a Participating Employee shall be deemed to have accepted the terms of the Plan Agreement.

22. Payment of Expenses. The Company shall pay all expenses associated with purchases under the Plan, including brokerage commissions, if any.

23. Notices. Any notice or instruction to be given to the Company shall be in writing and delivered by hand, Company office mail or U.S. mail to the address below:

CarMax, Inc.

c/o Secretary, CarMax, Inc.

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

Any signature submitted to the Company electronically or by facsimile will have the same force and effect as an original signature.

24. Government and Other Regulations. The Plan, and the rights to purchase Common Stock hereunder, and the Company’s obligation to sell and deliver Common Stock hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required. Any provision of this Plan that violates or conflicts with Section 409A of the Internal Revenue Code of 1986, as amended, shall be null and void and of no effect.

25. Severability. If any provision of this Plan is not valid or enforceable, that validity or enforceability shall not affect the remaining provisions of the Plan.

26. Indemnification of Committee. Service on the Committee shall constitute service as a member of the Board of Directors of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as members of the Board of Directors of the Company pursuant to its Articles of Incorporation and Bylaws.

27. Tax Matters.

(a)	Each Employee shall make provision satisfactory to the Plan Administrator for payment of any taxes required by law to be withheld in respect of the purchase or disposition of Common Stock. In the Plan Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by the withholding or delivery of shares of Common Stock, including shares purchased under this Plan, valued at fair market value on the date of withholding or delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee.

(b)	The Company does not represent or guarantee that any particular federal, state, or local income or payroll tax consequence will result to Participating Employees as a result of participation in the Plan.

28. Designation of Beneficiary. An Eligible or Participating Employee may file a written designation of a beneficiary in the manner prescribed by the Plan Administrator to receive shares of Common Stock or cash allocated to the Employee’s ESPP Account in the event of the Employee’s death. In the absence of a beneficiary designation, or if the designated beneficiary has predeceased the Employee, the Company shall deliver the shares of Common Stock and cash allocated to the Employee’s ESPP Account to the executor or administrator of the Participating Employee’s estate.

29. Governing Law. The Plan shall be construed, enforced, and administered in accordance with the laws of the Commonwealth of Virginia to the extent such laws are not preempted by federal law.

IN WITNESS HEREOF, this plan has been executed as of the 23rd day of June, 2009.

CARMAX, INC.

By:
Keith D. Browning
Executive Vice President and Chief Financial Officer

CARMAX, INC. 12800 Tuckahoe Creek Parkway Richmond, Virginia 23238 (804) 747-0422 www.carmax.com

CARMAX, INC.

Proxy for Annual Meeting of Shareholders on June 23, 2009

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Control Number shown on your proxy card.

The undersigned hereby appoints Keith Browning and Kim Orcutt (the “named proxies”), and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of CarMax, Inc. Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of CarMax, Inc., to be held at 9:00 a.m. EDT June 23, 2009, at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CARMAX, INC.

June 23, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Control Number shown on the proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call and use the Control Number shown on the proxy card.

Vote online or by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K are available at - www.carmaxproxy.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20433300000000000000 062309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors for terms stated in the Proxy Statement:

FOR ALL NOMINEES

FOR WITHHOLD ALL NOMINEES AUTHORITY

(See FOR ALL instructions EXCEPT below)

NOMINEES:

O Jeffrey E. Garten O Vivian M. Stephenson O Beth A. Stewart O William R. Tiefel

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Ratification of the selection of KPMG LLP as Independent

Registered Public Accounting Firm.

3. Approval of the amendment of the CarMax, Inc. Amended and

Restated 2002 Stock Incentive Plan.

4. Approval of the amendment of the CarMax, Inc. Amended and

Restated 2002 Employee Stock Purchase Plan.

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.